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                                                                   EXHIBIT 99.06

                             FINANCIAL INSTITUTIONS

                                   THRIFT PLAN

                   15TH REVISION, EFFECTIVE DECEMBER 31, 2001

                108 CORPORATE PARK DRIVE WHITE PLAINS, N.Y. 10604

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                       A tax-exempt, trusteed savings plan
                            established July 1, 1970
                        in order that eligible employees
  of financial institutions and other organizations serving them may save and invest on a regular, long term basis.

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                               TABLE OF CONTENTS

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
PURPOSE ................................................................     i

ARTICLE 1          DEFINITIONS .........................................     1

ARTICLE II         PARTICIPATION AND MEMBERSHIP ........................     8
     Section 1     Employer Participation ..............................     8
     Section 2     Employee Membership .................................     8

ARTICLE III        CONTRIBUTIONS .......................................    12
     Section 1     Contributions by Members ............................    12
     Section 2     Regular Contributions by Employer....................    12
     Section 3     Supplemental Contributions by Employer ..............    13
     Section 4     401(k) Features .....................................    14
     Section 5     Remittance of Contributions .........................    21
     Section 6     Transfer of Funds and Rollover
                         Contributions .................................    22
     Section 7     Limitations on Member Contributions
                         and Matching Employer Contributions ...........    25
     Section 8     Profit Sharing Feature ..............................    28
     Section 9     Catch-up Contributions ..............................    31

ARTICLE IV         INVESTMENT OF CONTRIBUTIONS .........................    32

ARTICLE V          MEMBERS' ACCOUNTS, UNITS AND VALUATION ..............    34

ARTICLE VI         VESTING OF UNITS ....................................    35
     Section 1     Vesting .............................................    35
     Section 2     Forfeitures .........................................    38

ARTICLE VII        WITHDRAWAL PAYMENTS .................................    40
     Section 1     General .............................................    40
     Section 2     Account Withdrawal While Employed ...................    40
     Section 3     Account Withdrawal Upon Termination of
                         Employment or Employer Participation ..........    41
     Section 4     Account Withdrawal Upon Member's
                         Disability ....................................    45
     Section 5     Member's Death ......................................    46

ARTICLE VIII       LOAN PROGRAM ........................................    47
     Section 1     General .............................................    47
     Section 2     Loan Application ....................................    47
     Section 3     Permitted Loan Amount ...............................    48
     Section 4     Source of Funds for Loan ............................    48
     Section 5     Conditions of Loan ..................................    48
     Section 6     Crediting of Repayment ..............................    49
     Section 7     Cessation of Payments on Loan .......................    49
     Section 8     Loans to Former Members and Beneficiaries ...........    50

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
ARTICLE IX         ADMINISTRATION OF PLAN ..............................    51
     Section 1     Board of Directors ..................................    51
     Section 2     Trust Agreement .....................................    52

ARTICLE X          MISCELLANEOUS PROVISIONS ............................    54
     Section 1     General Limitations .................................    54
     Section 2     Top Heavy Provisions ................................    55
     Section 3     Information and Communications ......................    58
     Section 4     Small Account Balances ..............................    59
     Section 5     Amounts Payable to Incompetents,
                         Minors or Estates .............................    59
     Section 6     Non-alienation of Amounts Payable ...................    59
     Section 7     Unclaimed Amounts Payable ...........................    59
     Section 8     Leaves of Absence ...................................    60
     Section 9     Return of Contributions to Employer .................    61
     Section 10    Controlling Law .....................................    61

ARTICLE XI         TERMINATION OF EMPLOYER PARTICIPATION ...............    62
     Section 1     Termination by Employer .............................    62
     Section 2     Termination by Board ................................    62
     Section 3     Termination Distribution ............................    62

ARTICLE XII        AMENDMENT OR TERMINATION OF THE PLAN AND
                         TRUST .........................................    63
TRUSTS ESTABLISHED UNDER THE PLAN ......................................    64

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                                     PURPOSE

      The purpose of the Financial Institutions Thrift Plan (the "Plan") is to provide Members of participating Employers with a convenient way to save on a regular and long-term basis and, in addition to, or in lieu of such benefit, a benefit under a Profit Sharing Feature, all as elected by the Employer, and as set forth herein and in the Trust Agreement adopted as a part of this Plan. This Plan, as hereby amended and restated, and the Trust established hereunder, are intended to qualify as a plan and trust which meet the requirements of Sections 401(a), 401(k), and 501(a), respectively, of the Internal Revenue Code, as now in effect or hereafter amended, or any other applicable provisions of law including, without limitation, the Employee Retirement Income Security Act of 1974, as amended.

Effective December 31, 2001, except as otherwise provided, the Plan is hereby amended and restated in its entirety to provide as follows;

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                              ARTICLE I DEFINITIONS

            The following words and phrases as used in this Plan shall have the following meanings:

1. "ACCOUNT" means the Plan account established and maintained in respect of each Member pursuant to Article V, including the Member's 401(k) Account, Regular Account, Rollover Account (including Profit Sharing Rollover Amounts), Safe Harbor CODA Account, and Profit Sharing Account.

2. "ACTUAL DEFERRAL PERCENTAGE TEST SAFE HARBOR" means the method described in Section 4(J) of Article III for satisfying the actual deferral percentage test of Section 401(k)(3) of the Code.

3. "ACTUAL DEFERRAL PERCENTAGE TEST SAFE HARBOR CONTRIBUTIONS" means Employer matching contributions and non-elective contributions described in Section 4(J) of Article III.

4. "BASIC AMOUNTS" means, with respect to a Member, the contributions made on behalf of the Member by the Employer pursuant to Article III, Section 2(B) and earnings thereon.

5. "BENEFICIARY" means the person or persons designated to receive any amount payable under the Plan upon the death of a Member. Such designation may be made or changed only by the Member on a form provided by, and filed with, the Board prior to his death. If the Member is not survived by a Spouse and if no Beneficiary is designated, or if the designated Beneficiary predeceases the Member, then any such amount payable shall be paid to such Member's estate upon his death.

6.    "BOARD" means the Board of Directors provided for in Article IX, Section
      1.

7. "BREAK IN SERVICE" means a Plan Year during which an individual has not completed more than 500 Hours of Employment, as determined by the Board in accordance with the IRS Regulations. Solely for purposes of determining whether a Break in Service has occurred, an individual shall be credited with the Hours of Employment which such individual would have completed but for a maternity or paternity absence, as determined by the Board in accordance with this Article I, Paragraph (5), the Code and the applicable regulations issued by the DOL and the IRS; provided, however, that the total Hours of Employment so credited shall not exceed 501 and the individual timely provides the Board with such information as it may require. Hours of Employment credited for a maternity or paternity absence shall be credited entirely (i) in the Plan Year in which the absence began if such hours of Employment are necessary to prevent a Break in Service in such year, or (ii) in the following Plan Year. For purposes of this
      Article I, Paragraph (5), maternity or paternity absence shall mean an absence from work by reason of the individual's pregnancy, the birth of the individual's child or the placement of a child with the

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      individual in connection with the adoption of the child by such individual, or for purposes of caring for a child for the period immediately following such birth or placement.

8. "CODE" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

9. "COMMENCEMENT DATE" means the date on which an Employer begins to participate in the Plan.

10. "CONTRIBUTION DETERMINATION PERIOD" means the Plan Year, fiscal year, or calendar or fiscal quarter, as elected by an Employer, upon which eligibility for and the maximum permissible amount of any contribution to the Profit Sharing Feature, as defined in Article III, Section 8, is determined. Notwithstanding the foregoing, for purposes of Article VI,
      Section 2(B)(2), Contribution Determination Period means the Plan Year.

11.   "DISABILITY" means a Member's disability as defined in Article VII,
      Section 4.

12.   "DOL" means the United States Department of Labor.

13. "EMPLOYEE" means any person in the Employment of, and who receives a salary from, an Employer, and any leased employee within the meaning of
      Section 414(n)(2) of the Code, unless the Employer elects to exclude leased employees from participation of the Plan under Article II, Section 2(H). Notwithstanding the foregoing, if such leased employees constitute less than twenty percent (20%) of the Employer's nonhighly compensated workforce within the meaning of Section 414(n)(5)(C)(ii) of the Code, such leased employees are not Employees if they are covered by a plan meeting the requirements of Section 414(n)(5)(B) of the Code. A director of the Employer is not eligible to participate in the Plan unless he is also an Employee.

14.   "EMPLOYER" means any entity which has adopted the Plan in accordance with
      Article II, Section 1.

15. "EMPLOYMENT" means all periods of service with an Employer commencing with the Employee's first day of employment or reemployment and ending on the date a break in service begins. The first day of employment or reemployment is the first day the Employee performs an hour of service. An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

      For purposes of this Section (15), hour of service shall mean each hour for which an Employee is paid or entitled to payment for the performance of duties for an Employer.

      Break in service is a period of severance of at least 12 consecutive months.

      Period of severance is a continuous period of time during which the Employee is not employed by an Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12 month anniversary of the date on which

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      the Employee was otherwise first absent from service.

      If an Employer is a member of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), a group of trades or businesses (under Section 414(c) of the Code), or any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code, service will be credited for any employment for any period of time for any other member of such group. Service will also be credited for any individual required under
      Section 414(n) or Section 414(o) to be considered an employee of any Employer aggregated under Section 414(b), (c), or (m).

      In the case of an Employee who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a break in service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

      Solely for purposes of determining vesting, "Employment" shall include service performed by an individual for an Employer or members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)), of which the Employer is a member, during the period such individual is not a member of a class of Employees otherwise eligible to participate in the Plan.

16. "ENROLLMENT DATE" means the date on which an Employee becomes a Member as provided under Article II, Section 2.

17. "ERISA" means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.

18. "401(k) ACCOUNT" means the Plan account established and maintained in respect of a Member pursuant to Article III, Section 4 and Article V, and shall include all amounts (and earnings thereon) credited thereto on behalf of the Member pursuant to the provisions of Article III.

19. "HIGHLY COMPENSATED EMPLOYEE" or "HIGHLY COMPENSATED MEMBER" means for Plan Years beginning after December 31, 1996, an Employee or a Member (i) who is a 5 percent owner at any time during the look-back year or determination year, or (ii) (a) who is employed during the determination year and who during the look-back year received compensation from the Employer in excess of $80,000 (as adjusted pursuant to the Code and Regulations for changes in the cost of living), and (b) if elected by the Employer was in the top-paid group of Employees for such look-back year.

      For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year.

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      The top-paid group shall consist of the top 20 percent of the Employees when ranked on the basis of compensation paid by the Employer.

      The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code and the IRS Regulations thereunder.

20.   "HOUR OF EMPLOYMENT" means

            (A) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer. These hours will be credited to the Employee for the computation period in which the duties are performed; and

            (B) Each hour for which an Employee is paid, or entitled to payment, by an Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Employment will be credited under this Subsection (B) for any single continuous period (whether or not such period occurs in a single computation period). Hours under this Subsection (B) will be calculated and credited pursuant to Section 2530.200b-2 of the DOL Regulations which is incorporated herein by this reference; and

            (C) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer. The same Hours of Employment will not be credited both under Subsection (A) or (B), as the case may be, and under this Subsection (C). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

            Hours of Employment will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)), of which the Employer is a member, and any other entity required to be aggregated with such Employer pursuant to Code Section 414(o).

            Hours of Employment will also be credited for any individual considered an Employee for purposes of the Plan under Code Section 414(n) or Section 414(o).

            Solely for purposes of determining eligibility to participate, "Hour of Employment" shall include service performed by an individual for an Employer or members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code
      Section 414(c)), of which the Employer is a member, during the period such individual is not a member of a class of Employees otherwise eligible to participate in the Plan.

21.   "IRS" means the United States Internal Revenue Service.

22. "LEAVE OF ABSENCE" means an absence authorized by an Employee's Employer on a uniform basis, in accordance with Article X, Section 8.

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23.   "MATCHING AMOUNTS" means, with respect to a Member, the contributions made on behalf of the Member by the Employer pursuant to Article III, Section 2(A) and earnings thereon.

24.   "MEMBER" means an Employee enrolled in the membership of the Plan under
      Article II, Section 2. Notwithstanding the foregoing, Member shall include a former Member, except for purposes of Article III (other than Section 6 thereof) of the Plan.

25.   "MONTH" means any calendar month.

26. "NON-HIGHLY COMPENSATED EMPLOYEE" means an Employee who is not a Highly Compensated Employee.

27.   "NORMAL RETIREMENT AGE" means the Member's sixty-fifth (65th) birthday.

28. "PLAN" means the Financial Institutions Thrift Plan established herein and as from time to time amended.

29.   "PLAN YEAR" means a 12-month period ending December 31.

30. "PROFIT SHARING ACCOUNT" means the Plan account established in respect of each Member pursuant to Article III, Section 8(B)(2) and Article V which shall be maintained separate from any other Account established in respect of such Member under the Plan. Except as otherwise indicated under the Plan, a Member's Profit Sharing Account shall not include his Profit Sharing Rollover Amounts.

31. "PROFIT SHARING ROLLOVER AMOUNTS" means, with respect to an Employee or Member whose Employer participates in the Plan solely under Article III,
      Section 8 (Profit Sharing Feature), any amounts (and earnings thereon) transferred or contributed on behalf of such Employee or Member pursuant to Article III, Section 6(C).

32. "REGULAR ACCOUNT" means the Plan account established and maintained in respect of a Member pursuant to Article III, Section 2(C) and Article V, and shall include all amounts (and earnings thereon) credited thereto on behalf of the Member pursuant to the provisions of Article III.

33. "REGULATIONS" means the applicable regulations issued under the Code, ERISA or other applicable law, by the IRS, the DOL or any other governmental authority and any proposed or temporary regulations or rules promulgated by such authorities pending the issuance of such regulations.

34. "ROLLOVER ACCOUNT" means the Plan account established in respect of each Member pursuant to Article III, Section 6(C) and Article V which shall be maintained separate from any other Account established in respect of such Member under the Plan. For purposes of Article III, Section 4(H), Article VII, Sections 1 and 2, and Article VIII, a Member's Rollover Account shall not include his Profit Sharing Rollover Amounts, unless otherwise indicated therein.

35. "SAFE HARBOR CODA ACCOUNT" means the Plan account established in respect of each Member pursuant to Article III, Section 4(J) and Article V which shall be maintained separate from any other Account established in respect of such Member under the Plan.

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36.   "SALARY" means regular basic monthly salary or wages, exclusive of special payments such as overtime, bonuses, fees, deferred compensation (other than amounts deferred pursuant to a Member's election under Article III,
      Section 4), severance payments, and contributions by the Employer under this or any other plan (other than before-tax contributions made on behalf of a Member under a Code Section 125 cafeteria plan or contributions made under Code Section 132(f), unless the Employer specifically elects to exclude such contributions). Commissions shall be included at the Employer's option within such limits, if any, as may be set by the Employer and applied uniformly to all its commission Employees. In addition, Salary may also include, at the Employer's option, special payments such as (i) overtime or (ii) overtime plus bonuses. If an Employer elects to include the special payments enumerated in (i) or (ii) above in the definition of Salary or, if the Employer elects to include commissions in the definition of Salary, such Salary shall be determined based on the amounts received by the Member during the relevant determination period. Otherwise, unless an Employer specifically requests to include Salary changes received by a Member during the relevant determination period and is granted permission by the Board, a Member's monthly Salary rate is one-twelfth of his annual Salary rate as of each January 1. If commissions are included in Salary, unless an Employer specifically requests to include commissions received by a Member during the relevant determination period and is granted permission by the Board, they shall be calculated on a uniform basis based on the commissions received by the Member during the 12-month period prior to the determination period. As an alternative to the foregoing definition, at the Employer's option, Salary may be defined to include total taxable compensation reported on the Member's IRS Form W-2, plus deferrals, if any, pursuant to Section 401(k) of the Code, Section 125 of the Code, and pursuant to Section 132(f) of the Code (unless the Employer specifically elects to exclude such Section 125 and/or Section 132(f) deferrals), but excluding compensation deferred from previous years. In no event, may a Member's Salary for any Plan Year exceed for purposes of the Plan $200,000 or, effective January 1, 1994, $150,000 (adjusted for cost of living to the extent permitted by the Code and the IRS Regulations).

      For Plan Years beginning after December 31, 1996, and for all purposes under the Plan, the family member aggregation rules of Code Section 414(q)(6) (as in effect prior to the Small Business Job Protection Act of
      1996) are eliminated.

      Effective for Plan Years beginning after December 31, 2001, the annual Salary of each Member taken into account in determining allocations, shall not exceed $200,000 as adjusted for cost-of-living increased in accordance with Section 401(a)(17)(B) of the Code.

37. "SPOUSE" or "SURVIVING SPOUSE" means the individual to whom a Member or former Member was married on the date such Member withdraws his Account, or if such Member has not withdrawn his Account, the individual to whom the Member or former Member was married on the date of his death.

38. "SUPPLEMENTAL AMOUNTS" means, with respect to a Member, the contributions made on behalf of the Member by the Employer pursuant to Article III,
      Section 3 and earnings thereon.

39.   "TRUSTEE" means the Trustee or Trustees provided for in Article IX,
      Section 2.

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40.   "TRUST FUND" means the Trust Fund or Funds established by the Trust
      Agreement or Agreements provided for in Article IX, Section 2.

41. "UNIT" means the unit of measure described in Article V of a Member's proportionate interest in the Plan's Investment Funds.

42. "VALUATION DATE" means any business day of any month for the Trustee, except that in the event the underlying portfolios of any Investment Fund cannot be valued on such date, the Valuation Date for such Investment Fund shall be the next subsequent date on which the underlying portfolio(s) can be valued. Valuations shall be made as of the close of business on such valuation date(s).

43.   "YEAR OF EMPLOYMENT" means a 12-month period of Employment.

44. "YEAR OF SERVICE" means any Plan Year during which an individual completed at least 1,000 Hours of Employment, or satisfied any alternative requirement, as determined by the Board in accordance with any applicable regulations issued by the DOL and the IRS.

45.   The masculine pronoun wherever used shall include the feminine pronoun.

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                     ARTICLE II PARTICIPATION AND MEMBERSHIP

SECTION 1. EMPLOYER PARTICIPATION.

Any financial institution, or other organization serving it, may apply to the Board for participation in the Plan if: (A) as of its Commencement Date and in accordance with Section 410(b) of the Code and the IRS Regulations (i) the percentage of Non-highly Compensated Employees who will benefit under the Plan is at least 70% of the percentage of Highly Compensated Employees who will benefit under the Plan (excluding such employees as are permitted to be excluded under IRS Regulations), or (ii) the average benefit percentage test (as defined in Section 410(b)(2) of the Code and the IRS Regulations) will be satisfied with respect to the Employer. The applicant shall submit the formal application and all required information, and the Board, in its discretion, shall decide upon admittance and determine the Commencement Date. The Board may, in its discretion and at such times as it may determine, require an affirmative showing by an Employer of its continued compliance with the requirements of Section 410(b) of the Code and IRS Regulations. Initial and continued participation shall be subject to the determination of the IRS that the Plan and the Trust Fund are tax-qualified and tax-exempt under Sections 401(a) and 501(a) of the Code, respectively. In addition, any Employee who participated in the Plan but who has been transferred to a governmental or quasi-governmental agency serving the financial industry shall, notwithstanding anything to the contrary in this Section, be permitted to continue to participate in the Plan; provided that, in such case, such Employee's employing agency has adopted the Plan.

An Employer may, at its option, subject to the provisions of the Plan, adopt different Plan features and provisions (basis of participation) for different definable groups of employees, including for employees acquired pursuant to a merger or acquisition. The Employer will be required to demonstrate that this
Section 1 and all other applicable Code and IRS Regulations continue to be satisfied following the adoption of different basis of participation for separate and definable groups of employees.

SECTION 2. EMPLOYEE MEMBERSHIP.

(A) Employer contributions on behalf of any Member shall be conditioned upon the Member making contributions under Article III, Section 1, except in the case of the basic contribution feature described in Article III,
      Section 2; the supplemental contribution feature (Formula (2)) described in Article III, Section 3; the 401(k) Feature described in Article II,
      Section 4(B); the Safe Harbor CODA non-elective contribution feature described in Article III, Section 4(J); or the Profit Sharing Feature described in Article III, Section 8.

(B) Every Employee (other than Employees who, at the election of the Employer, are excluded from participation under this Section 2) shall be eligible for membership in the Plan on the later of:

      (1)   His Employer's Commencement Date, or

      (2) The first day of the month coincident with or next following his satisfaction of one or more of the eligibility requirements described hereunder, as designated by his Employer: (i) the completion of any number of months not to exceed 12 consecutive months or (ii) the completion of one Year of Service or two Years of Service, and/or (iii) if the Employer so elects, it may adopt a minimum age

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

            requirement from age 18 to age 21. An Employer, at its election and in a uniform and nondiscriminatory manner, may waive the eligibility requirement(s) for participation specified under this paragraph (B) for (1) all Employees, or (2) all those Employees employed on or up to 12 months after the Employer's Commencement Date under the Plan.

            The eligibility requirement(s) designated by the Employer shall apply uniformly to all Plan Features elected by the Employer. Notwithstanding the foregoing, the Employer may elect to establish as an eligibility requirement (as a minimum service requirement, minimum age requirement, or both) for Employer matching contributions, Employer basic contributions, Employer supplemental contributions, Employer Safe Harbor CODA contributions, and/or Employer Profit Sharing contributions (i) the completion of any number of months not to exceed 12 consecutive months, or (ii) the completion of one 12-consecutive-month period, and/or (iii) if the Employer so elects, it may adopt a minimum age requirement from age 18 to age 21. If, pursuant to Section 410(b)(4)(B), the Employer applies Code Section 410(b) separately to the portion of the Plan (within the meaning of Code Section 414(l)) that benefits only Employees who satisfy the eligibility requirements of this Section 2 that are lower than age twenty-one (21) and completion of a Year of Service, the Plan is treated as two separate plans for purposes of Code Section 401(k). Accordingly, if the Employer elects to make a Safe Harbor CODA contribution, then such contribution shall not be made on behalf of Employees who have not attained age twenty-one
            (21) and completed a Year of Service. However, in such a case,
            Section 401(k) elective deferrals and the matching contribution made pursuant to Article III, Section 2(A) on behalf of those Employees must satisfy Article III, Sections 4(D), (E), (F) and (G) and Article III, Section 7.

            Subject to the requirements of the Code, where an Employee who participated as a Member under the Plan terminates employment with an Employer and thereafter is reemployed by the same (or a different) Employer, such Employee, subject to any applicable break in service rules, shall participate immediately upon returning to employment with respect to the Profit Sharing Feature and the Basic and Supplemental Employer contribution and shall participate on the next applicable payroll date with respect to Member contributions, Matching Employer contributions, Employer Safe Harbor CODA contributions and the 401(k) Feature, as and to the extent any such contribution feature is then maintained by such Employee's Employer and the Member has satisfied the eligibility requirements for receiving such Employer contributions and, as applicable, making such Member contributions. In the case of an Employer that adopts a 401(k) Feature under Article III, Section 4, the eligibility requirement(s) under such Feature shall not exceed the period described in clause (i) in the preceding paragraph, and, at the election of the Employer, attainment of an age as elected by the Employer from age 18 to age 21 as described in clause (iii) in the preceding paragraph. In the event a Member is no longer part of an eligible class of Employees and thus becomes ineligible to participate in the Plan, such Employee, subject to any applicable break in service rules, shall participate immediately upon returning to an eligible class of Employees with respect to the Profit Sharing Feature and the Basic and Supplemental Employer contribution and shall participate on the next applicable payroll date with respect to Member contributions, Matching Employer contributions, Employer Safe Harbor CODA contributions, and the 401(k) Feature, as and to the extent any such contribution feature is then maintained by such Employee's Employer and the

            Member has satisfied the eligibility requirements for receiving such Employer contributions and, as applicable, making such Member contributions.

(C) Where an Employer designates a one Year of Service or two Years of Service eligibility requirement, an Employee must complete at least 1,000 Hours of Employment during each 12-consecutive-month eligibility computation period (measured from his date of Employment and then from each January 1, thereafter). Where an Employer designates an eligibility waiting period of less than 12 months, an Employee must, for purposes of eligibility, complete a required number of hours (measured from his date of Employment and each anniversary thereafter) which is arrived at by multiplying the number of months of the eligibility waiting period requirement by 83 1/3; provided, however, if the Employee completes at least 1,000 Hours of Employment during the 12-consecutive month eligibility computation period (measured from his date of Employment and then from each January 1 thereafter) the Employee shall be deemed to satisfy the eligibility waiting period designated by the Employer.

(D)   (1)   The Employer shall notify each Employee of his membership in the
            Plan and shall furnish him with an enrollment application in order that he may elect to make or receive contributions on his behalf under Article III at the earliest possible date consonant with this Article.

      (2) All Employees whose Employment commences after the expiration date of the Employer's waiver of the eligibility requirement(s) shall be enrolled in the Plan in accordance with the eligibility requirement(s) designated in Paragraph (B) above.

      (3) If it is determined that an Employee who is eligible to be enrolled has, for any reason, not been so notified, such Employee shall be furnished an application by his Employer and be retroactively enrolled, as of the date he first became eligible, upon receipt by the Board of the application properly executed. In such event, the Employee may, at his election and in accordance with applicable law, make any contributions which he could have made had he been enrolled on such date. The Employer will be required to make the contributions (without Plan earnings thereon) it would have made had the Employee been enrolled on such earlier date. The Account of an Employee who is retroactively enrolled shall, upon such enrollment, consist solely of the number of Units which, as of the Valuation Date coincident with or next following such enrollment, may be credited to him pursuant to Article V based upon the amount of contributions received by the Board.

(E) An Employee shall become a Member on his Enrollment Date which shall be the date on which he becomes eligible. However, no person shall under any circumstances become a Member unless and until his enrollment application is filed with, and accepted by, the Plan. If an Employee fails to complete the enrollment form furnished to him, the Employer shall do so on his behalf. In the event the Employer submits the enrollment form on behalf of the Employee, the Employee shall be deemed to have elected not to make any contributions under the Plan.

(F) At the option of the Employer, an Employee who is employed as of his Employer's Commencement Date may make a one time election to waive participation in the Plan on the Employer's Commencement Date.

(G) Membership under all provisions of the Plan shall terminate upon the earlier of (a) a Member's termination of Employment and payment to him of his entire vested interest, or (b) his death.

(H) The following Employees, at the Employer's election, may be excluded from participation in the Plan:

            (i) Employees who are included in a unit of Employees covered by a collective bargaining agreement between the Employee representatives and one or more Employers if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and such Employer(s). For this purpose, the term "Employee representative" does not include any organization where more than one-half of the membership is comprised of owners, officers and executives of the Employer;

            (ii) Employees who are non-resident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States;

            (iii) Employees who are employed on an hourly basis.
                  Notwithstanding, if the Employee is employed on an hourly basis following the adoption date of the Plan by the Employer, but prior to the adoption of an hourly exclusion by his Employer, such employee shall continue to receive benefits on the same basis as a regular salaried Member, despite classification as an hourly employee unless the employee is otherwise excluded from participation in the Plan at the election of the Employer under this Section 2(H). In the event an individual who was not part of an eligible class of Employees becomes part of an eligible class, such individual will be eligible to participate in the Plan in accordance with the provisions of this Article II on a prospective basis;

            (iv) Employees who are not regular full-time or part-time Employees (Flex Staff Employees);

            (v) Leased Employees within the meaning of Section 414(n)(2) of the Code; and

            (vi) Employees hired under a written agreement which precludes membership and provides for a specific period of employment not in excess of one year.

                           ARTICLE III CONTRIBUTIONS

SECTION 1. CONTRIBUTIONS BY MEMBERS.

Under this Section, a Member may elect to make contributions under the Plan (in 1% increments) up to a maximum percentage specified by the Employer not to exceed 20% of his Salary, provided that the sum of such maximum percentage plus the maximum matching and/or basic contribution may not exceed 25% of Salary, except as provided under Section 4(B). Effective January 1, 2002, a Member may elect to make a contributions under the Plan (in 1% increments) up to a maximum percentage specified by the Employer not to exceed 50% of his Salary. He may change his contribution rate or suspend his contributions at any time, but reduced or suspended contributions may not subsequently be made up.

SECTION 2. REGULAR CONTRIBUTIONS BY EMPLOYER.

(A)   MATCHING EMPLOYER CONTRIBUTIONS

      Under this Section, an Employer shall contribute monthly to the Plan on behalf of each of its Members (subject to any possible suspension under Article VII) an amount equal to a percentage (as specified by the Employer) of the Member's contributions not in excess of a maximum of 15% (as specified by the Employer) of his Salary. The percentage chosen by the Employer shall be in accordance with the schedule of contribution formulas listed below. Such contribution formula must be uniformly applicable to all its Members, except where the Employer has elected to provide a separate basis of participation for different definable groups of employees under the Plan.

      Formula   0          - 0% of the Member's contributions.

      Formula  25          - 25% of the Member's contributions.

      Formula  50          - 50% of the Member's contributions.

      Formula  75          - 75% of the Member's contributions.

      Formula 100          - 100% of the Member's contributions.

      Formula Step (1)     -  (i)   50% of the Member's contributions through
                                    the third year of Employment.

                              (ii) 75% of the Member's contributions during the fourth and fifth years of Employment.

                              (iii) 100% of the Member's contributions upon
                                    completion of 5 or more years of Employment.

      Formula Step (2)     -  (i)   100% of the Member's contributions through
                                    the third year of Employment.

                              (ii) 150% of the Member's contributions during the fourth and fifth years of Employment.

                              (iii) 200% of the Member's contributions upon
                                    completion of 5 or more years of Employment.

      Formula Step (3)     -  A percentage of the Member's contributions chosen
                              by the Employer through the Member's third year of Employment with an increased percentage of the Member's contributions as elected by the Employer to apply during the fourth and fifth years of Employment and a further increased percentage of the Member's contributions upon completion of 5 or more years of Employment.

      Formula 150          -  150% of the Member's contributions.

      Formula 200          -  200% of the Member's contributions.

Notwithstanding the matching formulas provided above, an Employer may at its option, specify the percentage of the Member's contributions which will be matched by the Employer.

(B)   BASIC EMPLOYER CONTRIBUTIONS

      An Employer may, at its option, make a basic contribution equal to a uniform percentage (as specified by the Employer) of each of its Members' Salaries for each month, provided that in no event shall such percentage exceed 15%. The percentage so specified may be elected or changed by the Employer by filing a properly completed form with the Thrift Plan Office. No more than one such change may be made by an Employer during any year. An Employer may restrict the allocation of such basic contribution to those Members who were employed with the Employer on the last working day of the month for which the basic contribution is made.

      At the election of the Employer, any basic contribution shall be credited to its Members' 401(k) Accounts or Regular Accounts on a uniform basis.

(C)   REGULAR ACCOUNTS

      A Regular Account shall be established and maintained for each Member on whose behalf contributions are made to the Plan pursuant to Section 1 or 2 of this Article.

SECTION 3. SUPPLEMENTAL CONTRIBUTIONS BY EMPLOYER.

An Employer may, at its option, make a supplemental contribution under Formula
(1) or (2) below:

FORMULA (1) - A uniform percentage (as specified by the Employer) of each Member's contributions, not in excess of a maximum percentage (if the Employer elects to impose such a maximum) of the Member's Salary, which were received by the Plan during the preceding Plan Year, Such supplemental contribution may be made on or before the last day of February in any year on behalf of all those Members who were in its employ on the last working day of the preceding Plan Year, For purposes of this Formula (1), Members on a Type 1 non-military Leave of Absence (as defined under Article I, Paragraph
(22) and Article X, Section 8(B)(1)), or a Type 4 military Leave of Absence (as defined under Article I, Paragraph (22) and Article X, Section 8(B)(4)), shall be deemed employed on the last working day of such preceding Plan Year.

FORMULA (2) - A uniform dollar amount per Member or a uniform percentage limited to a specific dollar amount, if elected by the Employer, of each Member's Salary
(i) for the preceding Plan Year or fiscal year of the Employer, regardless of whether the Member was eligible to participate in the Plan during the entire Plan Year (or fiscal year of the Employer), or (ii) if an Employer so elects with respect to all of its Members, for the portion of the preceding Plan Year (or fiscal year of the Employer) during which the Member was eligible to participate in the Plan. Such supplemental contribution shall be made within the time prescribed by law, including extensions of time, for filing of the Employer's federal income tax return on behalf of all those Members who were in its employ on the last working day of the preceding Plan Year (or, at the Employer's option, the Employer's fiscal year). The Employer may, at its option, elect to make a contribution under this paragraph to only those Members whose Salary is less than an amount to be specified by the Employer to the extent that such Salary limit is less than the dollar amount under Section 414(q)(1) of the Code for such year.

For purposes of this Formula (2), Members on a Type 1 non-military Leave of Absence (as defined under Article I, Paragraph (22) and Article X, Section 8(B)(1)), or a Type 4 military Leave of Absence (as defined under Article I, Paragraph (22) and Article X, Section 8(B)(4)), shall be deemed employed on the last working day of such preceding Plan Year (or fiscal year of the Employer). The percentage contributed under this Formula (2) shall be limited in accordance with the Employer's matching formula and basic contribution rate under Section 2 of this Article such that the sum of the Employer's Formula (2) supplemental contribution plus the Employer basic contribution and the maximum Employer matching contribution under Section 2 of this Article shall not exceed 15% of Salary for such year.

At the election of the Employer, any supplemental contribution shall be credited either to its Members' 401(k) Accounts or Regular Accounts on a uniform and nondiscriminatory basis.

SECTION 4. 401(K) FEATURES.

(A) An Employer may, at its option, adopt either the 401(k) Feature under Paragraph (B) of this Section or one of the 401(k) Features described in Paragraph (C) of this Section. Under any 401(k) Feature, there shall be established for each of its Members a "401(k) Account." (For purposes of this Section, the "401(k) Account" and the "Regular Account" shall comprise the Member's Account as defined in Article I, Paragraph (1).) A Member's 401(k) Account shall be invested pursuant to his overall directions under Article IV but maintained separately from his Regular Account (consisting of the value of contributions made under Section 1, and as elected by the employer, Sections 2(B) and 3 of this Article). A Member contributing under this 401(k) Feature shall be permitted to make deferrals for a Plan Year based upon a uniform percentage (in whole percentages) of his Salary so that the Member may reach the Code Section 402(g) limit by the end of the Plan Year. Should such Member not reach the Code Section 402(g) limit by the last contribution reporting period in a Plan Year, the Member will be permitted to make a final 401(k) contribution which will enable a Member to precisely reach the limit under
      Section 402(g) of the Code. Such final contribution may be made based on a percentage of the Member's Salary which is not a whole percentage.

(B) OPTION 1 - Under the 401(k) Feature provided in this Paragraph (B), each Member may elect to defer 1 % up to a maximum percentage specified by the Employer not to exceed 20% (in 1 % increments) of his Salary and direct his Employer to contribute such amount to his 401(k) Account. Effective January 1, 2002, each Member may elect to defer 1 % up to a maximum percentage specified by the Employer not to exceed 50% (in 1 % increments) of his Salary and direct his Employer to contribute such amount to his 401(k) Account. Such deferral to the 401(k) Account shall reduce the Member's contribution under Section 1 of this Article.

      The Employer shall contribute to each Member's 401(k) Account an amount equal to 2% of his Salary not in excess of $3,750, subject to Article X,
      Section 1 of the Plan, unless the Member has deferred amounts of his Salary pursuant to the preceding paragraph, in which case the Employer's 2% contribution will be allocated to the Member's Regular Account. The amount which the Employer would otherwise be required to contribute with respect to each Member under Section 2 of this Article shall be reduced, but not below zero, by the amount which it contributes with respect to the Member under this Paragraph (B). Notwithstanding anything in this Paragraph to the contrary, should a Member's deferrals to the 401(k) Account reach the maximum specified under the provisions of Paragraph (I) below in any Plan Year, the Employer's 2% contribution will be allocated to the Member's Regular Account for the remainder of such Plan Year.

The Employer, at its option, may adopt either of the two additional 401(k) Features described below:

(C) OPTION 2 - Under this Feature, each Member, at his election, may make deferrals to his 401(k) Account and/or contributions to his Regular Account, in an amount of 1 % up to a maximum specified by the Employer not to exceed 20% (in 1 % increments) of his Salary, except that amounts deferred to the 401(k) Account shall reduce the Member's contribution under Section 1 of this Article, Effective January 1, 2002, each Member may elect to make deferrals to his 401(k) Account and/or contributions to his Regular Account in an amount of 1 % up to a maximum percentage specified by the Employer not to exceed 50% (in 1 % increments) of his Salary, except that amounts deferred to the 401(k) Account shall reduce the Member's contribution under Section 1 of this Article. Amounts contributed under this Option 2 may be allocated between the 401(k) Account and/or the Regular Account based on multiples of 1%.

      If so adopted, Employer contributions under the Plan, which shall be made on behalf of each Member in an amount equal to a percentage of the Member's deferrals to his 401(k) Account and contributions to his Regular Account as specified by the Employer under Section 2 of Article III of his Salary, shall first be allocated to a Member's 401(k) Account until total Member deferrals and Employer contributions allocated to the Member's 401(k) Account equal a percentage specified by the Employer. Thereafter, the Employer contributions, with respect to both Member 401(k) deferrals and Regular contributions, other than Employer Contributions allocated to Member's 401(k) Account pursuant to the preceding sentence, shall be the contributed to the Member's Regular Account.

      Notwithstanding the Employer election made under this Option 2, if the Member has deferred amounts of his Salary equal to the maximum specified under the provisions of Paragraph (I) below, the Employer shall contribute the remaining Employer contributions to the Member's Regular Account.

      OPTION 3 - Under this Feature each Member may make deferrals to his 401(k) Account, but not contributions to his Regular Account. The Employer shall contribute under the Plan on behalf of each Member an amount equal to a percentage, specified by the Employer under Section 2 of Article III, of the Member's deferrals to his 401(k) Account. The Employer's contributions under this Feature shall be made to the Member's Regular Account.

(D) Effective for Plan Years beginning after December 31, 1996, the actual deferral percentages for Highly Compensated Employees shall, in accordance with the Code and IRS Regulations, satisfy either (i) or (ii) as follows:

      (i)   Prior Year Testing:

            Notwithstanding any other provision of this Section 4, and unless the Employer elects to use the Current Year Testing method in clause
            (ii) below, the actual deferral percentage for a Plan Year for Highly Compensated Employees for such Plan Year and the prior year's actual deferral percentage for Members who were Non-highly Compensated Employees for the prior Plan Year must satisfy one of the following tests: (a) the actual deferral percentage for a Plan Year of those Members who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's actual deferral percentage of those Members who are Non-highly Compensated Employees for the prior Plan Year multiplied by 1.25; or (b) the actual deferral percentage for a Plan Year for Members who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's actual deferral percentage for Members who were Non-highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the actual deferral percentage (as determined under this clause (b)) for Members who are Highly Compensated Employees for the Plan Year shall not exceed the Prior Plan Year's actual deferral percentage for those Members who were Non-highly Compensated Employees for the prior Plan Year by more than 2 percentage points.

            For the first Plan Year that the Plan permits any Member to make elective deferrals and where this is not a successor plan, for purposes of the foregoing tests, the prior year's Non-highly Compensated Employees' actual deferral percentage shall be 3 percent unless the Employer has elected to use the current Plan Year's actual deferral percentage for the Members who are Non-highly Compensated Employees. The Employer may elect to change from the Prior Year Testing method to the Current Year Testing method in accordance with the Code and IRS Regulations.

      (ii)  Current Year Testing:

            If elected by the Employer, the actual deferral percentage tests in
            (a) and (b) above will be applied by comparing the current Plan Year's actual deferral percentage for Members who are Highly Compensated Employees for such Plan Year with the current Plan Year's actual deferral percentage for Members who are Non-highly Compensated Employees for such year. Once made, this election can only be changed and the Prior Year Testing method applied if the

            Plan meets the requirements for changing to Prior Year Testing set forth in IRS Notice 98-1 (or superseding guidance).

      For purposes of this Section 4, the "actual deferral percentage" for a Plan Year means, for a specified group of Members for a Plan Year, the average of the ratios (calculated separately for each Member in such group) of (a) the amount of deferrals and/or contributions made to the Member's 401(k) Account for the Plan Year, to (b) the amount of the Member's compensation (as defined in Section 414(s) of the Code) which, at the Employer's election, shall be the compensation required to be reported under Section 6041 or 6051 of the Code (i.e., "W-2 compensation") for the Plan Year or, alternatively, where specifically elected by the Employer, for only that part of the Plan Year during which the Member was eligible to participate in the Plan. A Member's actual deferral percentage shall be zero if no 401(k) deferral or contribution (allocated to the Member's 401
      (k) Account) is made by him or on his behalf for such applicable Plan Year. If the Plan and one or more other plans which include cash or deferred arrangements are considered as one plan for purposes of Sections 401(a)(4) and 410(b) of the Code, the cash or deferred arrangements included in such plans shall be treated as one arrangement for purposes of this Section 4.

      In accordance with IRS Regulations, the actual deferral percentage of a Member who is a Highly Compensated Employee and who is eligible to participate in two or more cash or deferred arrangements maintained by his Employer shall be determined by treating all such cash or deferred arrangements as a single arrangement.

(E) The Thrift Plan Office shall determine as of the end of the Plan Year whether one of the actual deferral percentage tests specified in Paragraph
      (D) above is satisfied for such Plan Year. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Paragraph (I) below. In the event that neither of such actual deferral percentage tests is satisfied, the Thrift Plan Office shall, to the extent permissible under the Code and the IRS Regulations, refund the excess contributions for the Plan Year in the following order of priority: by (i) refunding such amounts deferred by the Member and allocated to his 401(k) Account which were not matched by his Employer (and any earnings and losses allocable thereto), and (ii) refunding amounts deferred for such Plan Year by the Member and allocated to his 401(k) Account (and any earnings and losses allocable thereto) and, in accordance with the Code and applicable IRS Regulations, forfeiting the amounts contributed for such Plan Year by the Employer with respect to the Member's 401(k) deferrals that are returned pursuant to this Paragraph (and any earnings and losses allocable thereto). The distribution of such excess contributions shall be made to Highly Compensated Members to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such excess contributions were made, but in no event later than the end of the Plan Year following such Plan Year or, in the case of the termination of the Plan in accordance with Article XII or termination of Employer participation in the Plan in accordance with Article XI, no later than the end of the twelve-month period immediately following the date of such termination. For purposes of this Section 4, "excess contributions" means, with respect to any Plan Year, the excess of the aggregate amount of 401
      (k) deferrals and/or contributions treated as elective deferrals (and any earnings and losses allocable thereto) made to the 401(k) Accounts of Highly Compensated

      Members for such Plan Year, over the maximum amount of such deferrals and/or contributions that could be made to the 401(k) Accounts of such Members without violating the requirements of Paragraph (D) above, determined, in accordance with applicable law (including, as applicable, IRS Notice 97-2), by reducing 401(k) deferrals and/or contributions made by or on behalf of Highly Compensated Members in order of the Highly Compensated Employee with the largest 401(k) amounts for the Plan Year until such amount is reduced to be equal to the Highly Compensated Employee with the next largest 401(k) amount. The procedure described in the preceding sentence shall be repeated until all excess contributions have been eliminated and, as applicable, refunded.

(F) Notwithstanding any other provision of the Plan, effective for Plan Years beginning after December 31, 1996, the sum of the actual deferral percentage determined in accordance with Paragraph (D) above of those Employees who are Highly Compensated Employees and the actual contribution percentage determined in accordance with Section 7 of this Article III of those Employees who are Highly Compensated Employees may not exceed the aggregate limit as determined below.

For purposes of this Section 4, the "aggregate limit" for a Plan Year is the greater of:

(1)   The sum of:

      (a) 1.25 times the greater of the actual deferral percentage of the Non-highly Compensated Employees for the prior Plan Year or the actual contribution percentage of the Non-highly Compensated Employees for the prior Plan Year, and

      (b) Two percentage points plus the lesser of the actual deferral percentage or actual contribution percentage referred to in (a) above. In no event, however, shall the percentages described in the proceeding sentence exceed two times the lesser of the relevant actual deferral percentage or the relevant actual contribution percentage; or

(2)   The sum of:

      (a) 1.25 times the lesser of the actual deferral percentage of the Non-highly Compensated Employees for the prior Plan Year or the actual contribution percentage of the Non-highly Compensated Employees for the prior Plan Year, and

      (b) Two percentage points plus the greater of the actual deferral percentage or the actual contribution percentage referred to in (a) above. In no event, however, shall the percentage described in the preceding sentence exceed two times the greater of the relevant actual deferral percentage or the relevant actual contribution percentage; provided, however, that if a less restrictive limitation is prescribed by the IRS, such limitation shall be used in lieu of the foregoing. The calculation of the aggregate limit, as defined above, shall be determined in accordance with the Code and the IRS Regulations.

      The Thrift Plan Office shall determine as of the end of the Plan Year whether the aggregate limit has been exceeded. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Paragraph (I) below, then determining the treatment of excess contributions under Paragraph (E) above, and then determining the treatment of excess aggregate contributions under Section 7 of this
      Article III. In the event that the aggregate limit is exceeded, the actual contribution percentage of those Employees who are Highly Compensated Employees shall be reduced in the same manner as described in Section 7 of this Article until the aggregate limit is no longer exceeded, unless the Thrift Plan Office designates, in lieu of the reduction of the actual contribution percentage a reduction in the actual deferral percentage of those Employees who are Highly Compensated Employees, which reduction shall Occur in the same manner as described in Section 4(E) of this Article until the aggregate limit is no longer exceeded.

      If the Employer has elected to use the Current Year Testing method, then, in calculating the aggregate limit for a particular Plan Year, the Non-highly Compensated Employees' actual deferral percentage and actual contribution percentage for that Plan Year, instead of the prior Plan Year, is used.

      Effective for Plan Years beginning after December 31, 2001, the multiple use test described in Treasury Regulation Section 1.401(m)-2 and this Section (F) shall be inapplicable.

(G) Notwithstanding the provisions of Paragraphs (D) and (E) above, the amount of excess contributions to be distributed pursuant to Paragraph (E) above, with respect to a Member for a Plan Year, shall be reduced by any excess deferrals distributed to such Member for such Plan Year pursuant to Paragraph (I) below.

(H) A withdrawal from the vested portion of a Member's 401(k) Account may be made only upon (a) attainment of age 59 1/2, (b) hardship (as determined by the Board in accordance with this Paragraph (H)), (c) termination of Employment, (d) death, (e) Disability or (f) termination of an Employer's participation in the Plan provided the Employer certifies in writing in such form as is satisfactory to counsel, in accordance with Section 401
      (k)(10) of the Code and applicable Regulations, that no successor defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) will be established or maintained by the Employer at the time of termination of participation in the Plan or will be maintained through the period ending twelve months after distribution of all assets from the Plan attributable to the Employer's participation in the Plan and amounts distributed upon such event shall be in the form of a "lump sum distribution" within the meaning of Section 402(e)(4)(D) of the Code (without regard to subclause (I), (II), (III) and (IV) of clause (i) thereof).

      A withdrawal is on account of hardship only if the distribution is both made on account of an immediate and heavy financial need of the Member and is necessary to satisfy such financial need, and further provided that no earnings in the Member's 401(k) Account credited on or after January 1, 1989 and/or Employer contributions made to the Member's 401(k) Account on or after January 1, 1989 may be distributed in satisfying such need. For the purposes of this Paragraph (H), the term "immediate and heavy financial need" shall be limited to the need of funds for (i) the payment of medical expenses described in Section 213(d) of the Code previously incurred by the Member, the Member's Spouse, or any of the Member's dependents (as defined in Section 152 of the Code) or necessary for those persons to obtain such care, (ii) the payment of tuition and room and board for the next twelve months of post-secondary education of the Member, the Member's Spouse, the Member's children, or any of the Member's dependents (as defined in Section 152 of the Code), (iii) the purchase (excluding mortgage payments) of a principal residence for the Member, or (iv) the prevention of eviction of the Member from his principal residence or the prevention of foreclosure on the mortgage of the Member's principal residence. For purposes of this Paragraph (H), a distribution generally may be treated as "necessary to satisfy a financial need" if the Employer reasonably relies upon the Member's written representation that the need cannot be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by reasonable liquidation of the Member's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, (iii) by cessation of Member 401 (k) deferrals pursuant to
      Article III, Section 4 of the Plan or Member Regular contributions pursuant to Article III, Section 1 of the Plan or (iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms. The amount of any withdrawal pursuant to this Paragraph (H) shall not exceed the amount required to meet the demonstrated financial hardship, including any amounts necessary to pay any federal income taxes and penalties reasonably anticipated to result from the distribution, as certified to the Plan by the Member.

      No amounts may be withdrawn on account of hardship pursuant to this Paragraph prior to a Member's withdrawal of the remaining vested balance of his Regular Account and Rollover Account, notwithstanding the withdrawal restrictions contained in Article VII, Section 2 or below.

      Only one in-service withdrawal under this Paragraph may be made in any Plan Year, and any amounts paid under this Article may not be returned to the Plan. The amount of a withdrawal under this Paragraph (H) must be not less than the lesser of (i) $1,000, (ii) the full value of the vested portion of the 401(k) Account (reduced by the amount of post-December 31, 1988 earnings and Employer 401(k) contributions for those Members who have not attained age 59-1/2), if such value is less than $1,000, or (iii) the amount approved as a hardship withdrawal by the Board.

(I) Notwithstanding any other provision of the Plan, no Member may defer to his 401(k) Account during any Plan Year an amount in excess of $7,000 multiplied by the adjustment factor as provided by the Secretary of the Treasury. The adjustment factor shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 402(g)(5) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide. In the event that the aggregate amount of 401(k) deferrals for a Member exceeds the limitation in the previous sentence, the amount of such excess, increased by any income and decreased by any losses attributable thereto, shall be refunded to such Member no later than the April 15 of the Plan Year following the Plan Year for which the 401(k) deferrals were made.

      Effective for Plan Years beginning after December 31, 2001, for purposes of Article III, Section 4 of the Plan, no Member shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Employer during the taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under,

      Section 9 of this Article and Section 414(v) of the Code, if applicable.

(J)   SAFE HARBOR CODA

      If the Employer has elected the Safe Harbor CODA option, the provisions of this paragraph J shall apply for the Plan Year and any provisions relating to the actual deferral percentage test described in Section 401(k)(3) of the Code or the actual contribution percentage test described in Section 401(m)(2) of the Code do not apply. To the extent that any other provision of the Plan is inconsistent with the provisions of this paragraph, the provisions of the paragraph govern.

      (i)   Actual Deferral Percentage Test Safe Harbor

            (1) Unless the Employer elects to make enhanced matching contributions (in accordance with applicable IRS guidance) or safe harbor nonelective contributions, the Employer will contribute monthly or on another periodic basis for the Plan Year a safe harbor matching contribution to the Plan on behalf of each eligible Employee equal to (i) 100 percent of the amount of the Employee's 401(k) deferrals that do not exceed
                  3 percent of the Employee's Salary for the Plan Year, plus
                  (ii) 50 percent of the amount of the Employee's 401(k) deferrals that exceed 3 percent of the Employee's Salary but that do not exceed 5 percent of the Employee's Salary ("Basic Matching Contributions").

            (2) The Member's benefit derived from the Actual Deferral Percentage Test Safe Harbor Contributions is nonforfeitable and may not be distributed earlier than separation from service, death, disability, an event described in Section 401
                  (k)(10) of the Code, or the attainment of age 59-1/2. In addition, such contributions must satisfy the Actual Deferral Percentage Test Safe Harbor without regard to permitted disparity under Section 401(I) of the Code.

            (3) At least 30 days, but not more that 90 days, before the beginning of the Plan Year, the Employer will provide each eligible Employee a comprehensive notice of the Employee's rights and obligations under the Plan, written in a manner calculated to be understood by the average eligible Employee. If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible.

            (4) In addition to any other election periods provided under the Plan, each eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described above.

SECTION 5. REMITTANCE OF CONTRIBUTIONS.

The contributions of both Members and their Employer (including an administrative fee, as determined by the Board, to be paid by the Employer to defray expenses attributable to its participation in the Plan) shall be recorded by the Employer and remitted to the Board so that (i) in the case of Employer Contributions the Board shall be in receipt thereof by the 15th day of the month next following the month in respect of which such contributions are payable and
(ii) in the case of Member after-tax contributions and 401(k) deferrals, the

Trustee or custodian shall be in receipt thereof by the 15th business day of the month following the month in which the Member contributions are received by the Employer (in the case of amounts that a Member pays to an Employer) or the 15th business day of the month following the month in which such amount would otherwise have been payable to the Member in cash (in the case of amounts withheld by an Employer for a Member). Such amounts shall be credited to the Member's Account pursuant to Article V.

SECTION 6. TRANSFER OF FUNDS AND ROLLOVER CONTRIBUTIONS.

(A) Upon such terms and conditions as the Board and the IRS shall approve, and provided that all benefits (including all optional forms of benefit) under the prior retirement plan are protected in accordance with Section 411(d)(6) of the Code, or any successor thereto, and the IRS Regulations thereunder, a transfer of funds may be made to the Plan from a prior retirement plan of an employer which was qualified under Section 401(a) of the Code so long as such funds (a) have been allocated to the individual members of such prior plan, (b) shall be allocated to the Accounts of the Members of the Plan to whom they were allocated under such prior plan, and (c) shall be applied so that each Member affected thereby would receive a benefit immediately after the transfer, if the Plan then terminated, at least equal to the benefit he would have received upon a termination of such prior plan immediately before such transfer. In addition to protecting those prior retirement plan benefits as required in the preceding sentence, the Thrift Plan Office may, in its discretion, preserve any other prior retirement plan options which it determines to be economically and administratively feasible and which are not required to be protected under Section 411(d)(6) of the Code. Each Employee with respect to whom such a transfer is made shall, upon such transfer, be eligible for membership in the Plan.

(B) If the funds so transferred are transferred from a retirement plan subject to Code Section 401(a)(11), then such funds shall be maintained in a separate account and any subsequent distribution of those funds, and earnings thereon, shall be subject to the following provisions:

      (1) The benefit to which a married Member is entitled shall, except as otherwise provided in this Paragraph (B), be payable by purchase from an insurance company of a single premium contract providing for a Qualified Joint and Survivor Annuity. The term, "Qualified Joint and Survivor Annuity," means a benefit providing an annuity commencing immediately for the life of the Member, ending with the payment due on the last day of the month coincident with or preceding the date of his death, and, if the Member dies leaving a Surviving Spouse, a survivor annuity for the life of such Surviving Spouse equal to one-half of the annuity payable for the life of the Member under his Qualified Joint and Survivor Annuity, commencing on the last day of the month following the date of the Member's death and ending with the payment due on the first day of the month coincident with or preceding the date of such Surviving Spouse's death.

      (2) In lieu of the form of benefit described immediately above, any benefit payable pursuant to this Paragraph (B) may be paid in one cash payment thereof, subject to the provisions of Subparagraph (5) below.

      (3)   If a Member dies prior to the date payment of his benefit commences
            (i)
            without leaving a Surviving Spouse, or (ii) leaving a Surviving Spouse and having made a valid election to waive the Preretirement Survivor Annuity in accordance with Subparagraph (5) below, then the remaining value of the Member's account subject to this Paragraph
            (B) shall become payable to his Beneficiary in a lump sum subject to
            Article III, Section 8(E)(2) and Article VII, Section 3(B).

      (4) A Preretirement Survivor Annuity shall be paid to the Surviving Spouse of a Member or former Member who dies before the commencement of payment of any benefit from an account subject to this Paragraph
            (B). The term "Preretirement Survivor Annuity" means a benefit providing for payment of 50% of the Member's account balance as of the Valuation Date coincident with or preceding the date of his death, by the purchase of a single premium contract issued by an insurance company providing a survivor annuity to his Surviving Spouse, for the life of such Surviving Spouse. Payment of a Preretirement Survivor Annuity shall commence in the month following the month in which the Member dies or as soon as practicable thereafter; provided, however, that to the extent required by law, if the value of the amount used to purchase a Preretirement Survivor Annuity exceeds $3,500, then payment of the Preretirement Survivor Annuity shall not commence prior to the date the Member reached (or would have reached, had he lived) Normal Retirement Age without the written consent of the Member's Surviving Spouse. Absence of any required consent will result in a deferral of payment of the Preretirement Survivor Annuity to the month following the month in which occurs the earlier of (i) the date the required consent is received by the Board or (ii) the date the Member would have reached Normal Retirement Age had he lived.

      (5)   (i)   In the case of the Qualified Joint and Survivor Annuity, the
                  Fund shall no less than 30 days and no more than 90 days prior to the annuity starting date provide each Member a written explanation of: (i) the terms and conditions of the Qualified
                  Joint and Survivor Annuity; (ii) the Member's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Member's Spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified
                  Joint and Survivor Annuity. In the case of the Preretirement
                  Survivor Annuity, the Fund shall provide each Member within the applicable period for such Member a written explanation of the Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements applicable to the Qualified Joint and Survivor Annuity.

                  The applicable period for a Member is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Member attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Member attains age 35; (ii) a reasonable period ending after the individual becomes a Member; or (iii) a reasonable period ending after this subparagraph (i) first applies to the Member. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Member who separated from service before attaining age 35.

                  For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii) and (iii) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Member who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Member thereafter returns to employment with an Employer, the applicable period for such Member shall be redetermined.

            (ii) A Member may, with the written consent of his Spouse (unless the Board makes a written determination in accordance with the Code and the Regulations that no such consent is required), elect in writing (i) to receive his benefit in a single lump sum payment within the 90-day period ending on his annuity starting date (which is the first day of the first period for which an amount is paid as an annuity or any other form); and
                  (ii) to waive the Preretirement Survivor Annuity within the period beginning on the first day of the Plan Year in which the Member attains age 35 and ending on the date of his death. Any election made pursuant to this Subparagraph (5) may be revoked by a Member, without spousal consent at any time within which such election could have been made. Such an election or revocation must be made in accordance with procedures developed by the Board and shall be notarized.

                  Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Member without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. No consent obtained under this provision shall be valid unless the Member has received the notice described in subparagraph (i) above.

                  Notwithstanding anything to the contrary, effective for Plan Years beginning after December 31, 1996, the 90-day period in which a Member may, with the written consent of his Spouse, elect in writing to receive his benefit in a single lump sum shall not end before the 30th day after the date on which explanations of the Qualified Joint and Survivor Annuity and Preretirement Survivor Annuity are provided. A Member may elect (with any applicable spousal consent) to waive any requirement that the written explanation be provided at least 30 days before the annuity starting date (or to waive the 30-day requirement under the preceding sentence) if the distribution commences more than seven days after such explanation is provided.

      (6) Notwithstanding the preceding provisions of this Paragraph (B), any benefit of $3,500, subject to the limits of Article X, Section 4, or less shall be paid in a lump cash sum in full settlement of the Plan's liability therefor; provided, however, that in the case of a married Member, no such lump sum payment shall be made after benefits have commenced without the consent of the Member and his Spouse or, if the Member has died, the Member's Surviving Spouse. Furthermore, if the value of the benefit payable to a Member or his Surviving Spouse is greater than $3,500 and the Member has or had not reached his Normal Retirement Age, then to the extent required by law, unless the Member (and, if the Member is married and his benefit is to be paid in a form other than a Qualified Joint and Survivor Annuity, his Spouse, or, if the Member was married, his Surviving Spouse) consents in writing to an immediate distribution of such benefit, his benefit shall continue to be held in the Trust until a date following the earlier of (i) the date of the Board's receipt of all required consents or (ii) the date the Member reaches his earliest possible Normal Retirement Age under the Plan (or would have reached such date had he lived), and thereafter shall be paid in accordance with this Paragraph (B).

(C) Upon such terms and conditions as the Board shall approve, all Members (regardless of whether their Accounts are active) shall be permitted to make rollover contributions to the Plan of amounts held on their behalf in:

            1) a qualified plan described in Section 401(a) or 403(a) of the Code, (including after-tax contributions for direct rollovers);

            2) an annuity contract described in Section 403(b) of the Code, (excluding after-tax contributions);

            3) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state; and

            4) an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

            An Employer may, at its option, permit its Employees to make rollover contributions prior to the date as of which the Employees become eligible for membership in the Plan. All such amounts which are accepted by the Thrift Plan Office shall be certified in form and substance satisfactory to the Thrift Plan Office by the Member as consisting of all or a portion of an "eligible rollover distribution" or a "rollover contribution" within the meaning of
            Section 402(c)(4) or Section 408(d)(3), respectively, of the Code. A Member shall have a nonforfeitable vested interest in all such amounts credited to his Rollover Account.

      (7) Upon such terms and conditions as the Board and the IRS shall approve, a Member shall be permitted to transfer amounts deferred and/or contributed on behalf of such Member to a nonqualified deferred compensation plan maintained by his Employer to the Plan. Such transfer to the Plan from the Employer's nonqualified deferred compensation Plan shall be made by the 15th day of the third month immediately following the Plan Year for which such compensation was deferred by the Member. The transferred amounts shall be treated as contributions under Article III for such Plan Year and shall be categorized as 401(k) deferrals under Article III, Section 4 or as employer matching contributions under Article III, Section 2, as applicable.

SECTION 7. LIMITATIONS ON MEMBER CONTRIBUTIONS AND MATCHING EMPLOYER
           CONTRIBUTIONS.

      (A) Notwithstanding any other provision of this Section 7, effective for Plan Years beginning after December 31, 1996, the actual contribution percentage for a Plan Year for Highly Compensated Employees shall, in accordance with the Code and IRS Regulations, satisfy either (i) or (ii) as follows:

            (i) Prior Year Testing:

            (a) the actual contribution percentage for a Plan Year for Members who are Highly Compensated Employees for the Plan Year shall not exceed the greater of: (i) the prior Plan Year's actual contribution percentage for Members who were Non-highly Compensated Employees for the prior Plan Year multiplied by 1.25; or (ii) the prior Plan Year's actual contribution percentage for Members who were Non-highly Compensated Employees for the prior Plan Year multiplied by 2, provided, for purposes of this clause (ii), that the actual contribution percentage for Members who are Highly Compensated Employees does not exceed the "actual contribution percentage" for Members who were Non-highly Compensated Employees in the prior Plan Year by more than 2 percentage points.

            For the first Plan Year of an Employer this Plan permits any Member to make contributions under Article III, Section 1 (after-tax), provides for Employer matching contributions or both, and if this Plan is not a successor plan, for purposes of the foregoing tests, the prior Plan Year's Non-highly Compensated Employees' actual contribution percentage shall be 3 percent unless the Employer has elected to use the current Plan Year's actual contribution percentage for these Members.

            (ii) Current Year Testing:

            If elected by the Employer, the actual contribution percentage tests in (a) and (b) , above, will be applied by comparing the current Plan Year's actual contribution percentage for Members who are Highly Compensated Employees for such Plan Year with the current Plan Year's actual contribution percentage for Members who are Non-highly Compensated Employees for such year. Once made, this election can only be changed and the Prior Year Testing method applied if the Plan meets the requirements for changing to Prior Year Testing set forth in IRS Notice 98-1 (or superseding guidance).

      For purposes of this Section 7, the "actual contribution percentage" for a Plan Year means, for a specified group of Employees, the average of the ratios (calculated separately for each Employee in such group) of (a) the sum of (i) Employer matching contributions credited to his Regular Account as described in Section 2 and Section 3, Formula (1) of this Article for the Plan Year, (ii) Member contributions credited to his Regular Account for the Plan Year, and (iii) in accordance with and to the extent permitted by the IRS Regulations, 401(k) deferrals credited to his 401(k) Account, to (b) the amount of the Member's compensation (as defined in Section 414(s) of the Code) which, at the Employer's election, shall include the compensation required to be reported under Section 6041 or 6051 of the Code (i.e., "W-2 compensation") for the Plan Year or, alternatively, where specifically elected by the Employer, for only that part of the Plan Year during which the Member was eligible to participate in the Plan. The 401(k) deferrals referred to in (iii) above in this Paragraph (A) may be taken into account in determining the actual contribution percentage for a Plan Year if the actual deferral percentage test is satisfied prior to and following the exclusion of the 401(k) deferrals that are used to satisfy the actual contribution percentage test. An Employee's actual contribution percentage shall be zero if no such contributions are made by him or on his behalf for such Plan Year. The actual contribution percentage taken into account under this Paragraph (A) for any Highly Compensated Employee who is eligible to make Member contributions or receive Employer matching contributions under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if all such contributions were made under a single plan.

(B) The Thrift Plan Office shall determine as of the end of the Plan Year whether one of the actual contribution percentage tests specified in Paragraph (A) above is satisfied for such Plan Year. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Article III,
      Section 4(l) and then determining the treatment of excess contributions under Article III, Section 4(E). In the event that neither of the actual contribution percentage tests is satisfied, the Thrift Plan Office shall
      (i) refund the excess aggregate contributions to the extent attributable to Member after-tax contributions and vested matching contributions for which the underlying Member after-tax contributions or 401(k) deferrals are not subject to correction under the actual deferral percentage or actual contribution percentage tests for such year (and, any income related thereto) and (ii) forfeit the excess aggregate contributions to the extent attributable to non-vested Employer matching contributions and vested Employer matching contribution for which the underlying Member after-tax contributions or 401(k) deferrals are subject to correction under the actual deferral percentage or actual contribution percentage tests for such year (and any income related thereto) in the manner described in Paragraph (C) below. For purposes of this Section 7, "excess aggregate contributions" means, with respect to any Plan Year and with respect to any Member, the excess of the aggregate amount of contributions (and any earnings and losses allocable thereto) made as (a) Employer matching contributions to their Regular Accounts, (b) Member contributions to their Regular Accounts and (c) 401(k) deferrals by Members to their 401(k) Accounts (to the extent permitted by the IRS Regulations and if the Thrift Plan Office elects to take into account such 401(k) contributions when calculating the actual contribution percentage) of Highly Compensated Members for such Plan Year, over the maximum amount of such contributions that could be made as Employer matching contributions to Regular Accounts, Member contributions to Regular Accounts and 401(k) deferrals by Members to 401(k) Accounts of such Members without violating the requirements of Paragraph (A) above.

(C) To the extent excess aggregate contributions must be refunded or forfeited for a Plan Year, and in accordance with applicable law (including IRS Notice 97-2 or any successor guidance) such excess amounts will be refunded (or, as applicable, forfeited) first to the Highly Compensated Employees with the largest Contribution Percentage Amounts (as defined below) taken into account in calculating the actual contribution percentage test for the year the excess arose and continuing in descending order until all the excess aggregate contributions are refunded (or, as applicable, forfeited). For purposes of the preceding sentence, the "largest amount" is determined after distribution of any excess aggregate contributions. For purposes of this paragraph, "Contribution Percentage Amounts" means the sum of Member after-tax contributions, Employer matching contributions, and Employer supplemental contributions under Formula (1) made under the Plan on behalf of the Member for the Plan Year. However, such Contribution Percentage Amounts shall not include Employer matching contributions that are forfeited either to correct excess aggregate contributions or because the contributions to which they relate are excess deferrals, excess contributions or excess aggregate contributions. The refund or forfeitures of such excess aggregate contributions shall be made with respect to such Highly Compensated Members to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such excess aggregate contributions were made, but in no event later than the end of the Plan Year following such Plan Year or, in the case of the termination of the Plan in accordance with Article XII or termination of Employer participation in the Plan in accordance with Article XI, no later than the end of the twelve-month period immediately following the date of such termination.

(D) Should an Employer's matching contributions (when combined with any applicable Member after-tax contributions) fail to satisfy the applicable nondiscrimination requirements under the Code, the Employer shall be permitted to make additional matching contributions to the Regular Account of Non-highly Compensated Employees (to be determined at the Employer's discretion) and shall be contributed by the Employer by March 15th following the Plan Year with respect to which the applicable non-discrimination tests were not satisfied. Such matching contributions shall be added to the matching contributions for the immediately preceding Plan Year and shall be subject to this Section 7.

SECTION 8. PROFIT SHARING FEATURE.

(A) An Employer may, at its option, adopt a Profit Sharing Feature as described herein, subject to any other provisions of the Plan, where applicable. This Feature may be adopted either in lieu of, or in addition to, any other Plan Feature contained in this Article III, including the contributions described in Sections 1 through 4 of this Article. The Profit Sharing Feature is designed to provide the Employer a means by which to provide discretionary contributions on behalf of Employees eligible under the Plan.

      Where investments provided for the contributions permitted under Article III, Sections 1 through 4 were subject to the Members' investment directions among the Investment Funds and the Profit Sharing Feature elected by the Employer requires that all account balances be invested in the Stable Value Fund or the Government Money Market Fund, the accounts provided under Article III, Sections 1 through 4 will continue to be subject to the Members' directions, pursuant to the provisions of Article IV.

(B)   (1)   Subject to the provisions of Article X, Section 1, an Employer may, but shall not be required to, contribute on behalf of each of its Members, on an annual (or at the election of the Employer, quarterly) basis for any Plan Year or fiscal year of the Employer
            (as the Employer shall elect), a discretionary amount not to exceed the maximum amount allowable as a deduction to the Employer under the provisions of Section 404 of the Code. Such Profit Sharing contribution must be received by the Thrift Plan Office within the time prescribed by law, including extensions of time, for filing of the Employer's federal income tax return following the close of the Contribution
            Determination Period on behalf of all those Members who were in its employ on the last working day of such Contribution Determination
            Period. For purposes of making the allocations described in this Subparagraph (B)(1), a Member who is on a Type 1 non-military Leave of Absence (as defined in Article I, Paragraph (22) and Article X,
            Section 8(B)(1)) or a Type 4 military Leave of Absence (as defined in Article I, Paragraph (22) and Article X, Section 8(B)(4)), shall, notwithstanding the provisions of this Paragraph, be treated as if he were a Member who was an Employee in employment with his Employer on the last day of such Contribution Determination Period.

      (2) A Profit Sharing Account shall be established and maintained on behalf of each Member whose Employer has adopted the Profit Sharing Feature showing each Member's interests in the Investment Funds or other investment vehicles attributable solely to such Profit Sharing contributions. The interest in each Investment Fund shall be represented by Units. These Units will be valued in accordance with
            Article V. Such account shall be known as the "Profit Sharing Account," as defined under Article I, Paragraph (27) and shall be an account segregated from all other accounts maintained under the Plan with respect to such Member.

(C)   (1)   Contributions shall be allocated to each Member's Profit Sharing
            Account for the Contribution Determination Period at the election of the Employer, in accordance with one of the options selected below:
            (i) in the same ratio as each Member's Salary during such Contribution Determination Period bears to the total of such Salary of all Members, (ii) in the same ratio as each Member's Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s) bears to the total of such Salary of all Members or (iii) an Employer may integrate the Profit Sharing Feature with Social Security in accordance with the following provision. The annual (or quarterly, if applicable) contribution for any Contribution Determination
            Period (which period shall include, for the purposes of the following maximum integration levels provided under Subparagraphs
            (C)(1) and (2) for those Employers who have elected quarterly allocations of contributions, the four quarters of a Plan Year or fiscal year) shall be allocated to each Member who is employed by the Employer on the last day of such Contribution Determination
            Period in a uniform percentage (i) of each Member's Salary during the Contribution Determination Period (the "Base Contribution
            Percentage"), plus a uniform percentage of each Member's Salary for the Contribution Determination Period in excess of the Social
            Security Taxable Wage Base for such Contribution Determination
            Period (the "Excess Contribution Percentage"), or (ii) of each
            Member's Salary for the portion of the Contribution Determination
            Period during which the Member satisfied the Employer's eligibility requirement(s), if any, up to the Base Contribution Percentage for such Contribution Determination Period, plus a uniform percentage of each Member's Salary, for the portion of the Contribution
            Determination Period during which the Member satisfied the Employer's eligibility requirement(s), in excess of the Social
            Security Taxable Wage Base for such Contribution Determination
            Period, equal to the Excess Contribution Percentage.

      (2) The Excess Contribution Percentage described in Subparagraph (1) above may not exceed the lesser of (i) the Base Contribution Percentage, or
            (ii) the greater of (1) 5.7% or (2) the percentage equal to the portion of the Code Section 3111(a) tax imposed on employers under the Federal Insurance Contributions Act (as in effect as of the beginning of the Plan Year) which is attributable to old-age insurance. For purposes of this Subparagraph (2), "compensation" as defined in Section 414(s) of the Code shall be substituted for "Salary" in determining the Excess Contribution Percentage and the Base Contribution Percentage.

      (3) The Employer may not adopt the Social Security integration options provided above if any other integrated defined contribution or defined benefit plan is maintained by the Employer during any Contribution Determination Period.

      (4) No contributions by Members shall be made under the Profit Sharing Feature provided under this Section 8 of Article III.

(D)   (1)   Contributions under the Profit Sharing Feature shall be invested in accordance with the provisions and procedures of Article IV, except as otherwise provided in this Paragraph (D). At the Employer's election, contributions on behalf of Members may be invested (i) entirely in the Stable Value Fund or the Government Money Market
            Fund, or (ii) pursuant to the Member's directions among the Investment Funds and other investment vehicles. If the Employer does not so elect, or until an effective direction is made by Members, all contributions made pursuant to this Article III, Section 8, shall be invested in the Government Money Market Fund.

      (2) A Member's investment directions, if any, with respect to contributions made under the Profit Sharing Feature, shall be submitted in accordance with the procedures prescribed by the Board and shall be separate from the directions submitted with respect to all other contributions under the Plan.

      (3) Where an Employer previously elected to invest contributions pursuant to Article IV and subsequently elects to have all future contributions invested entirely in the Stable Value Fund or the Government Money Market Fund in accordance with Subparagraph (D)(1) above, Units previously accumulated in the Investment Funds or other investment vehicles prior to such election will continue to be subject to the Members' investment directions in accordance with
            Article IV. All future Employer contribution allocations made following the Employer's election shall be allocated to the Stable Value Fund or the Government Money Market Fund, as applicable.

(E)   (1)   Except as otherwise provided under Article VII, Section 2, no amounts may be withdrawn from a Member's Profit Sharing Account while still employed by the Employer, other than (i) amounts required to be distributed pursuant to the terms of a Qualified
            Domestic Relations Order, as defined in Article X, Section 6 of the
            Plan; or (ii) amounts withdrawn on account of mistake of fact, within one year after the payment of the contribution, as reviewed and approved by the Thrift Plan Office.

      (2) Subject to the provisions of Article VII of the Plan, upon receipt by the Plan of a notice of termination of Employment, a Member may request to withdraw any or all vested amounts in his Profit Sharing Account, including any amounts held in a Rollover Account for such Member, following the filing of a notice of withdrawal with the Thrift Plan Office.

SECTION 9. CATCH-UP CONTRIBUTIONS

      Effective January 1, 2002, all Employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code and applicable IRS guidance thereunder. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

                     ARTICLE IV INVESTMENT OF CONTRIBUTIONS

All contributions to the Plan shall, upon receipt by the Board, be delivered to the Trustee to be held in the Trust Fund and invested and distributed by the Trustee in accordance with the provisions of the Plan and Trust Agreement. The Trust Fund shall consist of certain investment funds (each an "Investment Fund") or other investment vehicles as described in the Trust Agreements and as designated by the Board.

To the extent made available under the Plan, an Employer may elect to allow Members to direct the investment of their Accounts, pursuant to, and in accordance with, such rules and procedures as may be prescribed by the Board, to a self-directed brokerage account. Should a self-directed brokerage account be made available under the Plan, the Board may elect to provide, to all Members who have terminated employment with their Employer, the option to direct the investment of their Account to a self-directed brokerage account. Where an Employer or the Board elects to provide a self-directed brokerage account under the Plan, the Trustee may invest amounts held by it in a self-directed brokerage account maintained by Charles Schwab & Co., Inc. (or any other such entity which provides a self-directed brokerage account) on behalf of Plan Members who elect to utilize such investment vehicle.

A Trustee may in its discretion invest any amounts held by it in any Investment Fund in any commingled or group trust fund described in Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code or in any common trust fund exempt under Section 584 of the Code, provided that such trust fund satisfies the requirements of this Plan applicable to such investment fund and that the Trustees serve as Trustee of such commingled, group or common trust fund. To the extent that the Investment Funds are at any time invested in any commingled, group or common trust fund, the declaration of trust or other instrument pertaining to such fund and any amendments thereto are hereby adopted as part of this Agreement and deemed to form a part of the Plan.

Except as provided in Article III, Section 8(D)(1), each Member shall direct in writing that his contributions (including 401(k) deferrals and rollover contributions, if any) and the contributions made by his Employer (including Profit Sharing contributions) on his behalf shall be invested (a) entirely in any single Investment Fund or other investment vehicle (subject to additional restrictions imposed by the Board), or (b) in any combination of Investment Funds or investment vehicles offered under the Plan, in multiples of 1%
(subject to additional restrictions imposed by the Board). To the extent that an effective direction is not made by the Member, such contributions shall be invested in the Government Money Market Fund.

Any such investment direction shall be followed until changed. Subject to the provisions of the following paragraphs of this Section, one time each business day (or, as elected by the Employer, once per month, or once per quarter) a Member may change his investment direction as to future contributions and as to the investment of his accumulated amounts in the Investment Funds or other investment vehicles. Such investment direction changes will become effective upon the Valuation Date coinciding with or next following the date which his notice was received and processed by the Thrift Plan Office subject to the same conditions with respect to the amount to be transferred under this Section which are specified in the Plan procedures for determining the amount of payments made under Article VII, Section 1(A) of the Plan.

Except as otherwise provided below, a Member may not direct a transfer of his accumulated units in the Stable Value Fund to the Government Money Market Fund. A Member may direct a transfer from any other Investment Fund to the Government Money Market Fund provided that amounts previously transferred from the Stable Value Fund to such Investment Fund remain in such funds for a period of three months prior to being transferred to the Government Money Market Fund.

                ARTICLE V MEMBERS' ACCOUNTS, UNITS AND VALUATION

An Account shall be established and maintained for each Member showing his interests in the Investment Funds or other investment vehicles. The interest in each Investment Fund shall be represented by Units.

As of each Valuation Date, the value of a Unit in each Investment Fund shall be determined by dividing (a) the sum of the net assets at market value determined by the Trustee by (b) the total number of outstanding Units.

The number of additional Units to be credited to a Member's interest in each Investment Fund, as of any Valuation Date, shall be determined by dividing (a) that portion of the aggregate contributions by and on behalf of the Member which was directed to be invested in such Investment Fund and received by the Board by
(b) the Unit value of such Investment Fund.

The value of a Member's Account may be determined as of any Valuation Date by multiplying the number of Units to his credit in each Investment Fund by the value of the Investment Fund Unit on such date and aggregating the results. If, and to the extent, a Member's Account is invested pursuant to a self-directed brokerage account, the investments held in that account shall be valued by the brokerage firm maintaining such account in accordance with such procedures as may be determined by such brokerage firm.

                           ARTICLE VI VESTING OF UNITS

SECTION 1. VESTING.

(A) All amounts credited to a Member's Account shall immediately and fully vest in him, except amounts with respect to which the Employer has elected to adopt a vesting schedule as provided in this Article.

(B) An Employer may adopt a different vesting schedule for its Members' (i) Profit Sharing Accounts, (ii) Matching Amounts (including amounts contributed by the Employer under Article III, Section 3, Formula 1) and
      (iii) Basic Amounts and Supplemental Amounts (under Article III, Section 3, Formula 2).

(C) In accordance with Subsection (A) above, one or more of the following schedules may be elected by the Employer:

      SCHEDULE 1: Applicable Employer Contributions (and related earnings) shall immediately and fully vest. If the eligibility requirement(s) selected by the Employer under Article II, Section 2(B), require(s) that an Employee complete a period of Employment which is longer than 12 consecutive months, this vesting Schedule 1 shall be automatically applicable.

      SCHEDULE 2: Applicable Employer Contributions (and related earnings) shall become nonforfeitable and vested in accordance with the schedule set forth below:

     Completed                 Vested
Years of Employment          Percentage
-------------------          ----------
Less than 2                       0%
2 but less than 3                20%
3 but less than 4                40%
4 but less than 5                60%
5 but less than 6                80%
6 or more                       100%

      SCHEDULE 3: Applicable Employer Contributions (and related earnings) shall become nonforfeitable and vested in accordance with the schedule set forth below:

     Completed           Vested
Years of Employment    Percentage
-------------------    ----------
  Less than 5              0%
  5 or more              100%

      SCHEDULE 4: Applicable Employer Contributions (and related earnings) shall become nonforfeitable and vested in accordance with the schedule set forth below:

     Completed           Vested
Years of Employment    Percentage
-------------------    ----------
  Less than 3              0%
  3 or more              100%

      SCHEDULE 5: Applicable Employer Contributions (and related earnings) shall become nonforfeitable and vested in accordance with the schedule set forth below:

     Completed                 Vested
Years of Employment          Percentage
-------------------          ----------
Less than 1                       0%
1 but less than 2                25%
2 but less than 3                50%
3 but less than 4                75%
4 or more                       100%

      SCHEDULE 6: Applicable Employer Contributions (and related earnings) shall become nonforfeitable and vested in accordance with the schedule determined by the Employer in accordance with applicable law.

      Notwithstanding the vesting schedules above, a Member's interest in his Account shall become 100% vested in the event that (i) the Member dies while in service with the Employer and the Plan has received notification of death, (ii) the Member has been approved for Disability, pursuant to the provisions of Article VII, Section 4, and the Plan has received notification of Disability, or (iii) the Member has attained Normal Retirement Age while in service with the Employer.

(D)   VESTING ELECTION

      (1) Except as otherwise provided in the next following paragraph, in the event that the Employer adopts the Plan as a successor plan to another defined contribution plan qualified under Section 401(a) and 501(a) of the Code, or in the event that the Employer changes or amends a vesting schedule adopted under this Article, any Member who was covered under such predecessor plan or, the pre-amendment vesting schedule under the Plan, and who has completed at least 3 Years of Employment with such Employer, may elect to have the nonforfeitable percentage of the portion of his Account which is subject to such vesting schedule computed under such predecessor plan's vesting provisions, or computed without regard to such change or amendment under the Plan (a "Vesting Election"). Any Vesting Election shall be made by notifying the Thrift Plan Office in writing within the election period hereinafter described. The election period shall begin on the date such amendment is adopted or the date such change is effective, or the date the Plan which serves as a successor plan is adopted or effective, as the case may be, and shall end no earlier than the latest of the following dates: (i) the date which is 60 days after the day such amendment is adopted; (ii) the date which is 60 days after the day such amendment or change becomes effective; (iii) the date which is 60 days after the day the Member is given written notice of such amendment or change by the Thrift Plan Office; (iv) the date which is 60 days after the day the Plan is adopted by the Employer or becomes effective; or (v) the date which is 60 days after the day the Member is give written notice that the Plan has been designated as a successor plan. Any such election once made shall be irrevocable.

      (2) To the extent permitted under the Code and Regulations, an Employer described in the foregoing paragraph may elect to treat all of its Members who are eligible to make a Vesting Election as having made such Vesting Election if the Vesting Schedule that would result from such an election is more favorable than the Vesting Schedule that would apply pursuant to the Plan amendment. Furthermore, subject to the requirements of the applicable Regulations, the Employer may elect to treat all its Members, who were employed by the Employer on or before the effective date of the change or amendment, as subject to the prior vesting schedule, provided such prior schedule is more favorable.

(E) An Employer may, at its option, fully vest any Employer contributions (as elected by the Employer) and related earnings allocated to Members' Accounts whose employment terminated pursuant to a sale of a line of business, a subsidiary, or a division, except that the Employer's election shall be ineffective if it is determined that such election is discriminatory.

(F) Effective January 1, 2002, a Member's accrued benefit derived from Employer matching contributions shall vest as provided by the Employer, except that the vesting schedule elected by the Employer for Employer matching contributions (and related earnings) credited to the Member's Account on or after January 1, 2002 must be nonforfeitable and vested in accordance with the minimum vesting schedules under Section 411(a)(12) of the Code. If the Employer has elected a vesting schedule for Employer matching contributions which does not satisfy Section 411(a)(12) of the Code as of January 1, 2002, the Member's vested interest in his Account attributable to Employer matching contributions made on or after January 1, 2002, shall not be less than the percentage determined in accordance with the following schedule:

     Completed                 Vested
Years of Employment          Percentage
-------------------          ----------
Less than 2                       0%
2 but less than 3                20%
3 but less than 4                40%
4 but less than 5                60%
5 but less than 6                80%
6 or more                       100%

      Notwithstanding the schedule provided above, if, as of December 31, 2001, an Employer has elected a five (5) year cliff vesting schedule, under
      Schedule 3 above, for Employer matching contributions, the vested interest of each Member for

      Employer matching contributions (and related earnings) credited to the Member's Account on or after January 1, 2002, shall not be less than the percentage determined in accordance with the following schedule:

     Completed                 Vested
Years of Employment          Percentage
-------------------          ----------
Less than 3                       0%
3 or more                       100%

      Notwithstanding anything in this Section F to the contrary, an Employer may elect to apply the applicable vesting schedule under Section 411(a)(12) of the Code with respect to the Member's vested interest in his Account attributable to Employer matching contributions for Plan Years beginning before January 1, 2002.

SECTION 2. FORFEITURES.

(A) If a Member who was partially vested in his Account on the date of his termination of Employment returns to Employment, his years of Employment prior to the Break in Service shall be included in determining vesting with respect to any post-break-in service benefit accruals and, if he returns before incurring 5 consecutive one-year Breaks in Service, any amounts forfeited from his Account shall be restored to his Account; provided, however, that if such a Member has received a distribution pursuant to Article VII, Section 3 or Article III, Section 8, his non-vested account Units shall not be restored unless he repays to the Plan the full amount distributed to him before the earlier of (i) 5 years after the first date on which the Member is subsequently reemployed by the Employer, or (ii) the close of the first period of 5 consecutive one-year Breaks in Service commencing after the withdrawal. The amounts restored to the Member's Account will be valued on the Valuation Date coincident with or next following the later of (i) the date the Employee is rehired, or
      (ii) the date a new enrollment application is received by the Thrift Plan Office and (iii) the date the Employee repays the full amount previously distributed to him that resulted in the forfeiture. If a Member terminates Employment without any vested interest in his Account, he shall (i) immediately be deemed to have received a total distribution of his Account and (ii) thereupon forfeit his entire Account; provided that if such Member returns to Employment before the number of consecutive one-year Breaks in Service equals or exceeds the greater of (i) 5, or (ii) the aggregate number of the Member's Years of Service prior to such Break in Service, his Account shall be restored in the same manner as if such Member had been partially vested at the time of his termination of Employment and had his Non-Vested Account restored upon a return to employment, and his Years of Employment prior to incurring the first Break in Service shall be included in any subsequent determination of his vesting service.

(B) Forfeited amounts, as described in the preceding Paragraph A, shall be made available to the Employer through a transfer from the Member's Account to the Employer Hold Account, upon: (1) if the Member had a vested interest in his Account at his termination of Employment, the earlier of
      (i) the date as of which the Member receives a distribution of his entire vested interest in his Account or (ii) the date upon which the Member incurs 5 consecutive one-year Breaks in Service or (2) the date of the Member's termination of Employment, if the Member then had no vested interest in his Account. Once so transferred, such amounts shall be used at the option of the Employer to (i) reduce administrative expenses (in accordance with Article IX, Section 2) for that Contribution Determination Period, (ii) offset any contribution to be made by such Employer for that Contribution Determination Period, or (iii) be allocated to all eligible Members at the end of such Contribution Determination Period in accordance with clause
      (ii) of the first sentence in Article III, Section 8(C)(1). The Employer Hold Account, referenced in this Paragraph (B), shall be maintained to receive, in addition to the forfeitures described above, (i) contributions in excess of the limitations contained in Section 415 of the Code, as described in Article X, Section 1(C),(ii) amounts, if any, forfeited pursuant to Sections 4 and 7 of Article III, and (iii) Employer contributions made in advance of the date allocable to Members.

                         ARTICLE VII WITHDRAWAL PAYMENTS

SECTION 1. GENERAL.

(A) All payments in respect of a Member's Account shall be made in cash from the Trust Fund and in accordance with the provisions of this Article or Articles XI or XII or Article III, Section 4. The amount of payment will be determined in accordance with the value of the Member's Account on the Valuation Date coinciding with or next following the date proper notice is filed with the Board, unless following such Valuation Date a decrease in the value of the Member's investment in any of the Investment Funds or other Account investment occurs prior to the date the Member's Account is paid in which case that part of the payment which is based on such investments shall equal the value of such investments determined as of the date of payment which date shall occur as soon as administratively practicable on or following the Valuation Date such proper notice is filed with the Board. If Units are redeemed to make a payment of benefits, the redemption date Unit value with respect to a Member's investment in any Investment Fund shall equal the value of a Unit in such Investment Fund, as determined in accordance with the valuation method applicable to Unit investments in such Fund on the date the Member's investment is redeemed.

      Payments provided under this Section will be made in a lump sum as soon as practicable after such Valuation Date or date of redemption, as may be applicable, subject to any applicable restriction on redemption imposed on amounts invested in any of the available Investment Funds.

(B) At the election of the Employer, the Employer can suspend matching contributions to the Plan on behalf of a Member, during his uninterrupted period of Employment with such Employer, who makes a withdrawal from his Regular Account for a period of 6 months after such withdrawal, except that (i) if the withdrawal does not exceed the amount of the Member's contributions in his Regular Account plus earnings thereon, Employer contributions on his behalf may resume 3 months after such withdrawal, and
      (ii) if the withdrawal does not exceed the amount, if any, of the Member's contributions in his Regular Account made prior to January 1, 1987 without earnings, then Employer contributions on his behalf shall not be affected by such withdrawal.

(C) Any partial withdrawal from a Member's Regular Account or Rollover Account shall be in an amount of at least $ 1,000 or shall be for the full amount of either (a) the Member's contributions made prior to January 1, 1987 without earnings or (b) the Member's contributions plus earnings thereon. Any partial withdrawal shall be deemed to come first from the Member's contributions made prior to January 1, 1987 without earnings referred to in (ii) above, second proportionately from the Member contributions made after December 31, 1986 plus earnings thereon, and finally from the balance of his Regular Account or Rollover Account.

(D)   Any amounts paid under this Article may not be returned to the Plan.

SECTION 2. ACCOUNT WITHDRAWAL WHILE EMPLOYED.

A Member may voluntarily withdraw his Account (other than his 401(k) Account, Safe Harbor CODA Account, Profit Sharing Account, or Profit Sharing Rollover Amounts, if any) while in Employment by filing a notice of withdrawal with the Thrift Plan Office; provided, however, that in the event his Employer has elected to provide an annuity option under Article VII, Section 3(B)(2) and a Member has elected an annuity form of payment, or to the extent that the survivor annuity requirements of
Section 401(a)(11) of the Code apply to the Account, no withdrawals may be made from a married Member's Account without the written consent of such Member's Spouse (which consent shall be subject to the procedures set forth in Article III, Section 6(B)). Notwithstanding, the Employer may, at its option, provide that a Member be allowed to withdraw all or a portion of his Profit Sharing Account or Profit Sharing Rollover Amounts, if any, subject to the same survivor annuity requirements described in the preceding sentence. Only one in-service withdrawal under this Section may be made in any Plan Year from each of the Member's Regular Account and Rollover Account. This restriction shall not, however, apply to a withdrawal of a Member's contributions made prior to January 1, 1987 without earnings, or a withdrawal under this Section in conjunction with a hardship withdrawal as defined under Article III, Section 4(H).

Notwithstanding the foregoing paragraph, a Member shall not withdraw any Matching, Basic, Profit Sharing, or Supplemental contributions made by his Employer under Article III, Section 2 or Section 3 and credited to his Regular Account unless (i) the Member has completed 60 months of participation in the Plan, (ii) the withdrawal occurs at least 24 months after such Matching, Basic, Profit Sharing, or Supplemental contributions were made by the Employer, (iii) the Member's Employer terminates its participation in the Plan or (iv) the Member dies, is disabled, retires, terminates Employment or attains age 59 1/2. For purposes of the preceding requirements, if the Member's Account includes amounts which have been transferred from a defined contribution plan established prior to the adoption of the Plan by the Member's Employer, the period of time during which amounts were held on behalf of such Member and the periods of participation of such Member under such defined contribution plan shall be taken into account.

SECTION 3. ACCOUNT WITHDRAWAL UPON TERMINATION OF EMPLOYMENT OR EMPLOYER
              PARTICIPATION.

(A) Except as provided in Article III, Sections 4 and 8, a Member who terminates Employment with a participating Employer, or whose Employer terminates its participation in the Plan under Article XI, may withdraw his Account at any time thereafter or, if elected by his Employer in accordance with the provisions of Article XI, Section 3, may transfer his Account, including all outstanding loan balances, to a qualified successor plan maintained by his Employer following the termination by the Employer of its participation under the Plan; provided, however, that the Member may not transfer outstanding loan balances unless such qualified successor plan provides participant loans. For purposes of this Section 3, a qualified successor plan is an employee benefit plan established or maintained by the Employer which (i) has received a favorable determination letter from the IRS stating that such plan satisfies the then current qualification and tax-exemption requirements of the Code or with respect to which an opinion of counsel to the same effect, and in such form as may be satisfactory to the Thrift Plan Office, (ii) has provided the Thrift Plan Office with written certification by its appropriate fiduciaries that in the event of a transfer to such successor plan of the withdrawn assets, the successor plan shall be fully liable for the payment of all transferred benefits of the Members of such Employer (who consent to the transfer), and that the Plan shall not be liable for the payment of any part of such benefits, (iii) has provided each Member's written consent to the transfer and his release of all claims against the Plan arising out of his membership therein, (iv) meets such other requirements of the IRS, other appropriate governmental authority or of the Board, which may apply, and (v) meets such other procedures as may be established by the Board from time to time.

      Any withdrawal under this Section requires that a notice of withdrawal be filed with the Thrift Plan Office. If a Member does not file such notice, the value of his Account will be paid to him as soon as practicable after his attainment of age 70 1/2, but in no event shall payment commence later than April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2, except to the extent provided in Section (C) below.

 (B) (1) In lieu of any lump sum payment of his total Account, a Member who has terminated his Employment may elect in his notice of withdrawal to be paid in installments (no less frequently than annually), provided that a Member shall not be permitted to elect an installment period in excess of his remaining life expectancy (or the joint and last survivor life expectancy of the Member and his designated beneficiary) and if a Member attempts such an election, he shall be deemed to have elected the installment period with the next lowest multiple within the Member's remaining life expectancy, subject to the provisions of
          Article X, Section 4. The amount of each installment will be equal to the value of the Member's Account, multiplied by a fraction, the numerator of which is one and the denominator of which is the number of remaining installments including the one then being paid, so that at the end of the installment period so elected, the total Account will be liquidated. The value of the Units will be determined in accordance with the Unit values on the Valuation Date on or next following the Thrift Plan Office's receipt of his notice of withdrawal and in accordance with the Member's installment payment election. Payment will be made as soon as practicable after each such Valuation Date, but in no event shall payment commence later than April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2 subject to Paragraph (C) below. The election of installments hereunder may not be subsequently changed by the Member, except that upon written notice to the Thrift Plan Office, the Member may withdraw the balance of the Units in his Account in a lump sum at any time.

      (2) ANNUITY OPTION. An Employer may, at its option, elect to provide an annuity option in addition to the lump sum payment and installment payment options described in Section 1(A) and Subsection (B)(1) above. In the event an Employer elects to provide an annuity option, the following provisions shall apply:

          UNMARRIED MEMBERS: Any unmarried Member who has terminated his Employment may elect, in lieu of any lump sum or installment payment of his total Account(s) under Section 1(A) or Subsection (B) above, to receive a benefit payable by purchase from an insurance company of a single premium contract providing for (i) a single life annuity for the life of the Member or (ii) an annuity for the life of the Member and, if the Member dies leaving a designated Beneficiary, a 50% survivor annuity for the life of such designated Beneficiary.

          MARRIED MEMBERS: Except as otherwise provided below, (i) any married Member who has terminated his Employment and who elected an annuity form of payment shall receive a benefit payable by purchase from an insurance company of a single premium contract providing for a Qualified Joint and Survivor Annuity, as defined under Section 6(B)(1) of Article III, unless the Member's Spouse executed a valid waiver of the Qualified Joint and Survivor Annuity and (ii) the Surviving Spouse of any married Member who dies prior to the date payment of his benefit commences and who elected to receive an annuity form of payment shall be entitled to a Preretirement Survivor Annuity, as defined under Section 6(B)(4) of Article III, unless the Member's spouse executed a valid waiver of the Preretirement Survivor Annuity.

(C) Unless the Member elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which (i) the Member attains age 65; (ii) occurs the 10th anniversary of the year in which the Member commenced participation in the Plan; or (iii) the Member terminates Employment with an Employer. Notwithstanding the foregoing, the failure of a Member and, as applicable, his Spouse to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of any benefit.

      Effective as of January 1, 1997, payment of a Member's Account shall not commence later than April 1 of the calendar year following the later of
      (i) the calendar year in which the Member attains age 70 1/2 or (ii) the calendar year in which the Member retires; provided however, if the Member is a 5 percent owner (as described in Section 416(i) of the Code), at any time during the Plan Year ending with or within the calendar year in which the Employee attains age 70 1/2, any benefit payable to such Member shall commence no later than April 1 of the calendar year following the calendar in year in which the Member attains age 70 1/2. Such benefit shall be paid, accordance with the Regulations, over a period not extending beyond the life expectancy of such Member (or the joint life expectancy of the Member and his designated Beneficiary). For purposes of this Section, life expectancy of a Member and/or a Member's spouse may at the election of the Member be recalculated annually in accordance with the Regulations. The election, once made, shall be irrevocable. If the Member does not make an election prior to the time that distributions are required to commence, then life expectancies shall not be recalculated. If a Member dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Member's death. In addition, to the extent any payments from the Member's Account would be made after the Member's death, such payments shall be made in accordance with Section 401(a)(9) of the Code and the IRS Regulations thereunder (including the minimum distribution incidental benefit requirements).

      With respect to distributions under the Plan made on or after November 1, 2001, for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001 (the "2001 Proposed Regulations"), notwithstanding any provision of the Plan to the contrary. If the total amount of the 2001 required minimum distributions made to a Member prior to November 1, 2001 are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Member for 2001 on or after such date. If the total amount of required minimum distributions made to a Member prior to November 1, 2001 for 2001 are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This paragraph shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Section 401(a)(9) of the Code or such other date as may be published by the IRS.

(D) Solely to the extent required under applicable law and regulations, and notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Subsection (D), a Distributee may elect, at the time and in the manner prescribed by the Board, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

      For purposes of this Subsection (D), the following terms shall have the following meanings:

      (1) ELIGIBLE ROLLOVER DISTRIBUTION: Solely to the extent required under applicable law and regulations, an Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          Effective January 1, 2002, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

          Effective January 1, 2000, an Eligible Rollover Distribution excludes hardship withdrawals as defined in Section 401(k)(2)(B)(i)(IV) of the Code which are attributable to Member's 401(k) deferrals under Treasury Regulation Section 1.401(k)-1(d)(2)(ii).

          Effective January 1, 2002, an Eligible Rollover Distribution excludes any hardship distributions which are made under the terms of the Plan.

      (2) ELIGIBLE RETIREMENT PLAN: An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

          Effective January 1, 2002, an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

      (3) DISTRIBUTEE: A Distributee includes an employee or former employee and effective January 1, 2002, Distributee shall also include the Member's Surviving Spouse. In addition, the employee's or former employee's Surviving Spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

      (4) DIRECT ROLLOVER: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(E) Effective for distributions after December 31, 2001, and regardless of when a Member's severance from employment occurs, a Member's elective deferrals, and other contributions credited to the Member's 401(k) Account, and earnings attributable to these contributions may be distributed on account of severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

SECTION 4. ACCOUNT WITHDRAWAL UPON MEMBER'S DISABILITY.

(A) A Member who is separated from Employment by reason of a disability which is expected to last in excess of 12 consecutive months and who is either
      (i) eligible for, or is receiving, disability insurance benefits under the Federal Social Security Act, (ii) approved for disability under the provisions of The Comprehensive Retirement Program of the Financial Institutions Retirement Fund (a defined benefit pension plan through which federally insured financial institutions and organizations serving them may cooperate in providing for the retirement of their employees), or
      (iii) approved for disability under the provisions of any other benefit program or policy maintained by his Employer, which policy or program is applied on a uniform and nondiscriminatory basis to all Employees of such Employer, shall be deemed to be disabled for all purposes under the Plan.

(B) The Thrift Plan Office shall determine whether a Member is disabled in accordance with the terms of Paragraph (A) above; provided, however, approval of Disability is conditioned upon notice to the Thrift Plan Office of such Member's Disability by the Employer within 13 months of the Member's separation from Employment. The notice of Disability shall include a certification that the Member meets one or more of the criteria listed in Paragraph (A) above.

(C) Upon an Employer's filing a written notice of Disability, a Member may withdraw his total Account balance under the Plan (including his Rollover Account and/or total Profit Sharing Account balance, if any) and have such amounts paid to him in accordance with Article VII, Section 3. In lieu of such lump sum payment, the Member may elect in his notice of withdrawal to
      (i) defer receipt of some or all of his vested Account until April 1 of the calendar year following the calendar year in which the Member attains 70 1/2, (ii) elect installment payments, as described in Section 3(B) of this Article and Article III, Section 8(E)(2), or (iii) make periodic withdrawals not more frequently than once per year pursuant to the provisions of Article VII, Section 1; provided, however, if a disabled Member becomes reemployed subsequent to withdrawal of some or all of his Account balance, such Member may not repay to the Plan any such withdrawn amounts.

SECTION 5. MEMBER'S DEATH.

(A) Subject to Section 3(B)(2) above, if a married Member dies, his Spouse, as Beneficiary, will receive a death benefit equal to the value of the Member's Account determined on the Valuation Date on or next following the Board's receipt of notice that such Member died; provided, however, that if such Member's Spouse had consented in writing to the designation of a different Beneficiary, the Member's Account will be paid to such designated Beneficiary. Such nonspousal designation may be revoked by the Member without spousal consent at any time prior to the Member's death. If a Member is not married at the time of his death, his Account will be paid to his designated Beneficiary.

(B) Subject to Section 3(B)(2) above, a Member may elect that upon his death, his Beneficiary, pursuant to Paragraph (A) above, may receive, in lieu of any lump sum payment, payment in 5 annual installments (10 if the Spouse is the Beneficiary, provided that the Spouse's remaining life expectancy is at least 10 years) whereby the value of 1/5th of such Member's Units (or 1/10th in the case of a spousal Beneficiary, provided that the Spouse's remaining life expectancy is at least 10 years) in each Investment Fund will be determined in accordance with the Unit values on the Valuation Date on or next following the Board's receipt of notice of the Member's death and on each anniversary of such Valuation Date. Payment will be made as soon as practicable after each Valuation Date until the Member's Account is exhausted. Such election may be filed at any time with the Board prior to the Member's death and may not be changed or revoked after such Member's death. If such an election is not in effect at the time of the Member's death, his Beneficiary (including any spousal Beneficiary) may elect to make withdrawals in accordance with this Article, except that any balance remaining in the deceased Member's Account must be withdrawn on or before the December 31 of the calendar year which contains the 5th anniversary (the 10th anniversary in the case of a spousal Beneficiary, provided that the Spouse's remaining life expectancy is at least 10 years) of the Member's death. Notwithstanding the foregoing provisions of this Paragraph (B), payment of a Member's Account shall commence not later than the December 31 of the calendar year immediately following the calendar year in which the Member died or, in the event such Beneficiary is the Member's Surviving Spouse, on or before the December 31 of the calendar year in which such Member would have attained age 70 1/2, if later (or, in either case, on any later date prescribed by the IRS Regulations). If, upon the Spouse's or Beneficiary's death, there is still a balance in the Account, the value of the remaining Units will be paid in a lump sum to such Spouse's or Beneficiary's estate. Notwithstanding anything in this Subsection (B) to the contrary, if a Member dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Member's death. In addition, to the extent any payments from a Member's Account would be made after a Member's death to a beneficiary other than the Member's Spouse, such payments shall be made in accordance with Section 401(a)(9) of the Code and the IRS Regulations thereunder. In addition, to the extent any payments from a Member's Account would be made after a Member's death, such payments shall be made in accordance with
      Section 401(a)(9) of the Code and the IRS Regulations thereunder (including the minimum distribution incidental benefit requirements).

                            ARTICLE VIII LOAN PROGRAM

SECTION 1. GENERAL.

An Employer may, at its option, make available this loan program for any Member (and, if applicable under Section 8 of this Article, any Beneficiary), subject to applicable law. In the event amounts are transferred to the Plan from a retirement plan subject to Section 401(a)(11) of the Code, no loans may be made from a married Member's Account without the written consent of such Member's Spouse which shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be secured by any portion of such Member's Account. The consent must be in writing, must acknowledge the effect of the loan, and must be notarized. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. In the event an Employer elects the loan program under this Article VIII, loans shall be available from the Rollover Accounts of any Employees of the Employer who have not yet become Members.

SECTION 2. LOAN APPLICATION.

(A) Subject to the restrictions described in Paragraph (B) of this Section, a Member in Employment may borrow from his Account by filing an application with the Thrift Plan Office. Such application (hereinafter referred to as a "completed application") shall (i) specify the terms pursuant to which the loan is requested to be made and (ii) provide such information and documentation as the Board shall require, including a note, duly executed by the Member, granting a security interest of an amount not greater than 50% of his vested Account, to secure the loan. With respect to such Member, the completed application shall authorize the repayment of the loan through payroll deductions. Such loan will become effective upon the Valuation Date coinciding with or next following the date on which his completed application and other required documents were received by the Thrift Plan Office, subject to the same conditions with respect to the amount to be transferred under this Section which are specified in the Plan procedures for determining the amount of payments made under Article VII, Section 1(A) of the Plan.

(B) The Board shall establish standards in accordance with the Code and ERISA which shall be uniformly applicable to all Members eligible to borrow from their interests in the Trust Fund similarly situated and shall govern the approval or disapproval of completed applications. The terms for each loan shall be set solely in accordance with such standards.

(C) In accordance with the Board's established standards, each completed application shall be reviewed and approved or disapproved as soon as practicable after the receipt thereof, and the applying Member shall be promptly notified of such approval or disapproval. Notwithstanding the foregoing, the review of a completed application, or payment of the proceeds of an approved loan, may be deferred if the proceeds of the loan would otherwise be paid during the period commencing on December 1 and ending on the following January 31.

(D) Subject to Paragraph (C) of this Section and Paragraph (C) of Section 6 of this Article VIII, upon approval of a completed application, payment of the loan to the Member shall be made from the Investment Fund(s) in the same proportion that the designated portion of the Member's Account is invested in the Investment Funds at the time of the loan, and the relevant portion of the Member's interest in such Investment Fund(s) shall be cancelled and shall be transferred in cash to the

      Member. The Thrift Plan Office shall maintain sufficient records regarding such amounts to permit an accurate crediting of repayments of the loan.

SECTION 3. PERMITTED LOAN AMOUNT.

The amount of each loan may not be less than $1,000 nor more than the maximum amount as described below. The maximum amount available for loan under the Plan (when added to the outstanding balance of all other loans from the Plan to the borrowing Member) shall not exceed the lesser of: (a) $50,000 reduced by the excess (if any) of (i) the highest outstanding loan balance attributable to the Account of the Member requesting the loan from the Plan during the one-year period ending on the day preceding the date of the loan, over (ii) the outstanding balance of all other loans from the Plan to the Member on the date of the loan, or (b) 50 percent of the value of the Member's vested Account based on the latest available information on the date on which the Thrift Plan Office receives the completed application for the loan and other required documents. In determining the maximum amount that a Member may borrow, all vested assets of his Account, will be taken into consideration, provided that, where the Employer has not elected to make a Member's entire Account available for loans or where a Member's Account contains investments in a self-directed brokerage account which shall not be available for loans, in no event shall the amount of the loan exceed the value of such vested portion of the Member's Account from which loans are permissible.

SECTION 4. SOURCE OF FUNDS FOR LOAN

The amount of the loan will be deducted from the Member's Account in the Investment Funds in accordance with Section 2(D) of this Article and the Plan procedures for determining the amount of payments made under Article VII,
Section 1(A). An Employer may elect to not make loans available to Members from a Member's Regular Account, 401(k) Account, Safe Harbor CODA Account, Profit Sharing Account (including Profit Sharing Rollover amounts), and/or Rollover Account from which the loan shall be allocable based upon the Member's designation. Any portion of a Member's Account which is invested in a self-directed brokerage account shall not be available for loans. The account from which the Member first chooses to borrow must be exhausted before the Member can borrow any amount from the other account. A loan will first be allocable (to the extent the Employer permits Members to take loans from one or more of the Members' Accounts) out of the amounts which are the least accessible to the Member unless elected otherwise.

SECTION 5. CONDITIONS OF LOAN.

(A) Each loan to a Member under the Plan shall be repaid in level monthly amounts through regular payroll deductions after the effective date of the loan, and continuing thereafter with each payroll. Except as otherwise required by the Code and the IRS Regulations, each loan shall have a repayment period of not less than 12 months and not more than 60 months except that, if the purpose of the loan is the purchase of a primary residence, not more than 180 months. After the first 3 monthly payments of the loan have been satisfied, the Member may pay the outstanding loan balance (including accrued interest on such loan balance).

(B) The rate of interest for the term of the loan will be established as of the loan date, and will be the Barron's Prime Rate (base rate) plus 1% as published on the last Saturday of the preceding month, or such other rate as may be required by applicable law and determined by reference to the prevailing interest rate charged by commercial lenders under similar circumstances. The applicable rate would then be in effect through the last business day of the month following the month in which the rate of interest is determined.

(C) Repayment of all loans under the Plan shall be secured by 50% of the Member's vested interest in his Account determined as of the origination of such loan.

(D) Only one loan may be made to a Member in the Plan Year from his Account (excluding the Member's Rollover Account), except that a second loan may be made from the Member's Rollover Account, if any, in such Plan Year, unless the Employer does not permit loans to be made from the Member's Rollover Account.

(E) There shall be a reasonable origination fee and/or an annual administration fee assessed to the Member's Account for each loan made to a Member or Beneficiary.

SECTION 6. CREDITING OF REPAYMENT.

(A) Upon lending any amount to a Member, the Board shall establish and maintain a loan receivable account with respect to, and for the term of, the loan. The allocations described in this Section shall be made from the loan receivable account.

(B) Upon receipt of each monthly installment payment and the crediting thereof to the Member's loan receivable account, there shall be allocated to the Member's Account in the Investment Funds in accordance with his most recent investment instructions, the principal portion of the installment payment plus that portion of the interest equal to the rate determined in
      Section 5(B) of this Article.

(C) The unpaid balance owed by a Member on a loan under the Plan shall not reduce the amount credited to his Account. However, from the time of payment of the proceeds of the loan to the Member, such Account shall be deemed invested, to the extent of such unpaid balance, in such loan until the complete repayment thereof or distribution from such Account. Any loan repayment shall first be deemed allocable to a Member's Regular Account contributions, then earnings on such Member's Regular Account contributions and finally Employer contributions plus earnings. Notwithstanding the preceding sentence, any loan repayment of amounts derived from a Member's 401(k) Account, Regular Account and Rollover Account shall be applied to such accounts on a proportionate basis that reflects the allocable portion of those Member accounts deemed invested in the loan.

SECTION 7. CESSATION OF PAYMENTS ON LOAN.

(A) If a Member, while employed, fails to make a monthly installment payment when due, as specified in the completed application, subject to applicable law, he will be deemed to have received a distribution of the outstanding balance of the loan. If such default occurs after the first 3 monthly payments of the loan have been satisfied, the Member may pay the outstanding balance, including accrued interest from the due date, by the last day of the calendar quarter following the calendar quarter which contains the due date of the last monthly installment payment that is otherwise due and payable, in which case no such distribution will be deemed to have occurred. Subject to applicable law, notwithstanding the foregoing, a Member that borrows amounts from his 401(k) Account may not cease to make monthly installment payments while employed and receiving a Salary from the Employer.

(B) Except as otherwise provided under Section 8 below, upon a Member's termination of Employment, death or Disability, or the termination of his Employer's participation in the Plan, no further monthly installment payments may be made. Unless the outstanding balance, including accrued interest from the due date of the last monthly installment that is otherwise due and payable, is paid by the last day of the calendar quarter following the calendar quarter of the date of such occurrence, the Member will be deemed to have received a distribution of the outstanding balance of the loan including accrued interest from the due date. This Subsection (B) shall also apply to a Member (i) whose Employer terminates its participation in the Plan without establishing or maintaining a qualified successor plan (as defined in Article VII, Section 3) to which the Member's Account could be transferred, (ii) who elects not to transfer the total accumulated balance of his Account to such qualified successor plan, as provided under
      Article VII, Section 3(A), where the Employer has satisfied all conditions and requirements to permit such transfer, or (iii) who fails to transfer outstanding loan balances as provided under Article VII, Section 3(A)(2).

SECTION 8. LOANS TO FORMER MEMBERS AND BENEFICIARIES.

Notwithstanding any other provisions of this Article VIII, a Member who terminates Employment for any reason or whose Employer terminates participation in the Plan (a "Terminated Member") shall be permitted to continue making scheduled repayments with respect to any loan balance outstanding at the time he becomes a Terminated Member and any Terminated Member (or Beneficiary) shall be permitted to borrow from his Account if his Employer (or the Employer of the Member with respect to whom he is a Beneficiary) permitted loans under the Plan at the time he became a Terminated Member (or became entitled to benefits as a Beneficiary). If any individual who continues to make repayments or who borrows from his Account pursuant to this Section 8 fails to make a monthly installment payment by the end of the calendar quarter following the calendar quarter of the scheduled payment date, he will be deemed to have received a distribution of the outstanding balance of the loan (including accrued interest).

                        ARTICLE IX ADMINISTRATION OF PLAN

SECTION 1. BOARD OF DIRECTORS.

(A) The general administration of the Plan and the general responsibility for carrying out the provisions of the Plan shall be placed in a Board of Directors who must be Members of the Plan. The President of the Plan shall be the chief administrative officer of the Plan, a member ex officio of the Board and, for purposes of ERISA, the "plan administrator." The Board shall constitute the "named fiduciary" for purposes of ERISA. The Board may adopt, and amend from time to time, by-laws not inconsistent with the Trust and the Plan and shall have such duties and exercise such powers as are provided in the Plan, Trust Agreement and by-laws. The number of Directors, their method of election and their terms of office shall be governed by such by-laws. The Board shall hold an annual meeting each year and may hold additional meetings from time to time.

(B) The Board members shall serve without compensation, but shall be reimbursed for any reasonable expenses incurred in their capacities as Board members. Neither the Plan Administrator, nor any Board member, officer or employee of the Plan shall be personally liable by virtue of any contract or other instrument executed by him or on his behalf in such capacity nor for any mistake of judgment made in good faith. Each Employer, by its participation in the Plan, agrees that each member of the Board and officer and employee of the Plan shall be indemnified by the Employer for any liability, in excess of that which is covered by insurance, arising put of any act or omission to act in connection with the Plan, except for fraud or willful misconduct. The obligation to pay any such expense shall be allocated among the Employers by the Board in such manner as the Board deems equitable.

(C) The Board shall elect from its membership a chairman and a vice-chairman of the Board, and shall elect such other officers of the Plan as the Board deems desirable. The Board may appoint committees and shall arrange for such legal, accounting, investment advisory or management, administrative and other services as it deems appropriate to carry out the Plan, and may act in reliance upon the advice and actions of the persons or firms providing such services. The Board may delegate to any committee, officer, employee or agent the authority to perform any act pertaining to the Plan or the administration thereof. No Employer shall under any circumstances or for any purpose be deemed an agent of the Board. The Board shall cause to be maintained proper accounts and accounting procedures and shall submit an Annual Report on the operations of the Plan to each Employer for the information of its members. The Board may adopt by-laws governing the conduct of its affairs and may amend such by-laws from time to time.

(D) The Board shall have the exclusive right to interpret the Plan and to determine any question arising under or in connection with the administration of the Plan. Its decision or action in respect thereof shall be conclusive and binding upon all persons having an interest in the Trust or under the Plan. The Board shall have no duty to see that contributions received by the Trustee under the Plan comply with the provisions of the Plan, nor any duty to enforce payment of any contributions under the Plan.

(E) (1) All claims for benefits under the Plan shall be submitted in writing to, and within a reasonable period of time decided by, the President of the Plan. If the claim is wholly or partially denied, written notice of the denial shall be furnished within 90 days after receipt of the claim; provided that, if special circumstances require an extension of time for processing the claim, an additional 90 days from the end of the initial period shall be allowed for processing the claim, in which event the claimant shall be furnished with a written notice of the extension prior to the termination of the initial 90-day period indicating the special circumstances requiring an extension. The written notice denying the claim shall set forth the reasons for the denial, including specific reference to pertinent provisions of the Plan on which the denial is based, a description of any additional information necessary to perfect the claim and information regarding review of the claim and its denial.

      (2) A claimant may review all pertinent documents and may request a review by the Board, at the office of the Plan, of a decision denying the claim. Such a request shall be made in writing and filed with the Board within 60 days after delivery to the claimant of written notice of the decision. Such written request for review shall contain all additional information which the claimant wishes the Board to consider. The Board may hold a hearing or conduct an independent investigation, and the decision on review shall be made as soon as possible after the Board's receipt of the request for review. Written notice of the decision on review shall be furnished to the claimant within 60 days after receipt by the Board of a request for review, unless special circumstances require an extension of time for processing, in which event an additional 60 days shall be allowed for review and the claimant shall be so notified in writing. Written notice of the decision on review shall include specific reasons for the decision. For all purposes under the Plan, such decision on claims (where no review is requested) and decision on review (where review is requested) shall be final, binding and conclusive on all interested persons as to participation and benefits eligibility, the amount of benefits and as to any other matter of fact or interpretation relating to the Plan.

SECTION 2. TRUST AGREEMENT.

(A) The Board shall enter into one or more Trust Agreements with a Trustee or Trustees selected by the Board. The Trust established under any such agreement shall be a part of the Plan and shall provide that all funds received by the Trustee as contributions under the Plan and the income therefrom (other than such part as is necessary to pay the expenses and charges referred to in Paragraph (B) of this Section) shall be held in the Trust Fund for the exclusive benefit of the Members or their Beneficiaries, and managed, invested and reinvested and distributed by the Trustee in accordance with the Plan. Sums received for investment may be invested (i) wholly or partly through the medium of any common, collective or commingled trust fund maintained by a bank or other financial institution and which is qualified under Sections 401(a) and 501(a) of the Code and constitutes a part of the Plan, or (ii) wholly or partly through the medium of a group annuity or other type of contract issued by an insurance company and constituting a part of the Plan, and utilizing, under any such contract, general, commingled or individual investment accounts. Subject to the provisions of Article XII, the Board may from time to time and without the consent of any Employer, Member or Beneficiary (a) amend the Trust Agreement or any such insurance contract in such manner as the Board may deem necessary or desirable to carry out the Plan, (b) remove the Trustee and designate a successor Trustee upon such removal or upon the resignation of the Trustee, and (c) provide for an alternate funding agency under the Plan. The Trustee shall make payments under the Plan only to the extent, in the amounts, in the manner, at the time, and to the persons as shall from time to time be set forth and designated in written authorizations from the Board.

(B) The Trustee shall from time to time charge against and pay out of the Trust Fund taxes of any and all kinds whatsoever which are levied or assessed upon or become payable in respect of such Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent not paid by the Employers, the Trustee shall also charge against and pay out of the Trust Fund other expenses incurred by the Trustee in the performance of its duties under the Trust, the expenses incurred by the Board in the performance of its duties under the Plan (including reasonable compensation for agents and cost of services rendered in respect of the Plan), such compensation of the Trustee as may be agreed upon from time to time between the Board and the Trustee, and all other proper charges and disbursements of the Trustee or the Board.

                       ARTICLE X MISCELLANEOUS PROVISIONS

SECTION 1. GENERAL LIMITATIONS.

(A) In order that the Plan be maintained as a qualified plan and trust under the Code, contributions in respect of a Member shall be subject to the limitations set forth in this Section, notwithstanding any other provision of the Plan. The contributions in respect of a Member to which this
      Section is applicable are his own contributions and his Employer's contributions.

      For purposes of this Section 1, a Member's contributions shall be determined without regard to any rollover contributions (as defined by Section 401(a)(5) of the Code).

(B) Annual additions to a Member's Account (including his 401(k) and Regular Accounts and his Profit Sharing Account) and to any other defined contribution plan maintained by the Member's Employer in respect of any Plan Year may not exceed the limitations set forth in Section 415 of the Code, which are incorporated by reference. For these purposes, "annual additions" shall have the meaning set forth in Section 415(c)(2) of the Code, as modified elsewhere in the Code and the Regulations, and the limitation year shall mean the Plan Year unless any other twelve-consecutive-month period is designated pursuant to a written resolution adopted by the Employer and approved by the Board.

      Effective for limitation years beginning after December 31, 2001, except to the extent permitted under Article III, Section 9 of the Plan and
      Section 414(v) of the Code, if applicable, the annual additions that may be contributed or allocated to a Member's Account under the Plan for any limitation year shall not exceed the lesser of:

               (i) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

               (ii) 100 percent of the Member's compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year.

      Effective for limitation years beginning after December 31, 1999, the combined plan limit as provided in Section 415(e) of the Code (as in effect prior to the Small Business Job Protection Act of 1996) is eliminated.

(C) In the event that, due to forfeitures, reasonable error in estimating a Member's compensation, or other limited facts and circumstances, total contributions to a Member's Account are found to exceed the limitations of this Section, the Board shall cause contributions made under Article III,
      Section 1 in excess of such limitations to be refunded to the affected Member, with earnings thereon, and shall take appropriate steps to reduce, if necessary, the Employer contributions made with respect to those returned contributions. Such refunds shall not be deemed to be withdrawals, loans, or distributions from the Plan. If a Member's annual contributions exceed the limitations contained in Paragraph (B) of this Section after the Member's Article III, Section 1 contributions, with earnings thereon, if any, have been refunded to such Member, the Profit Sharing contribution to be allocated to any Member in respect of any Contribution Determination Period (including allocations as provided in this Paragraph) shall instead be allocated to or for the benefit of all other Members who are Employees in Employment as of the last day of the Contribution Determination Period as determined under Article III,
      Section 8(C) and allocated in the same proportion that each such Member's Salary for such Contribution Determination Period bears to the total Salary for such Contribution Determination Period of all such Members or, the Board may, at the election of the Employer, utilize such excess to reduce the contributions which would otherwise be made for the succeeding Contribution Determination Period by the Employer. If, with respect to any Contribution Determination Period, there is an excess Profit Sharing contribution, and such excess cannot be fully allocated in accordance with the preceding sentence because of the limitations prescribed in Paragraph
      (B) of this Section, the amount of such excess which cannot be so allocated shall be allocated to the Employer Hold Account and made available to the Employer pursuant to the terms of Article VI, Section 2(B)(2) except that any such excess contribution may not be applied to reduce administrative expenses (in accordance with Article IX, Section 2). The Board, in accordance with Paragraph (D) of this Section, shall take whatever additional action may be necessary to assure that contributions to Members' Accounts meet the requirements of this Section.

(D) In addition to the steps set forth in Paragraph (C) above, the Board may from time to time adjust or modify the maximum limitations applicable to contributions made in respect of a Member under this Section 1 as may be required or permitted by the Code or ERISA prior to or following the date that allocation of any such contributions commence and shall take appropriate action to real locate the annual contributions which would otherwise have been made but for the application of this Section.

(E) Membership in the Plan shall not give any Employee the right to be retained in the Employment of his Employer and shall not affect the right of the Employer to discharge any Employee.

(F) Each Member, Spouse and Beneficiary assumes all risk in connection with any decrease in the market value of the assets of the Trust Fund. Neither the Board nor the Trustee guarantees that upon withdrawal the value of a Member's Account, his Profit Sharing Account, and/or his Rollover Account will be equal to or greater than the amount of the Member's own deferrals or contributions, or those credited on his behalf in which the Member has a vested interest, under the Plan.

(G) The establishment, maintenance or crediting of a Member's Account pursuant to the Plan shall not vest in such Member any right, title or interest in the Trust Fund except at the times and upon the terms and conditions and to the extent expressly set forth in the Plan and the Trust Agreement.

(H) The Trust Fund shall be the sole source of payments under the Plan and the Employer and the Board assume no liability or responsibility for such payments, and each Member, Spouse or Beneficiary who shall claim the right to any payment under the Plan shall be entitled to look only to the Trust Fund for such payment. All contributions to the Trust Fund shall be deemed to have been made in the State of New York.

SECTION 2. TOP HEAVY PROVISIONS.

In respect of any Employer, the Plan will be considered a Top Heavy Plan for any Plan Year if it is determined to be a Top Heavy Plan as of the last day of the preceding Plan Year. The provisions of this Section 2 shall apply and supersede all other provisions in the Plan during each Plan Year with respect to which the Plan, with regard to such Employer, is determined to be a Top Heavy Plan.

(A) For purposes of this Section 2, the following terms shall have the meanings set forth below:

      (1) "AFFILIATE" shall mean any entity affiliated with any Employer within the meaning of Section 414(b), 414(c) or 414(m) of the Code, or pursuant to the IRS Regulations under Section 414(o) of the Code, except that for purposes of applying the provisions hereof with respect to the limitation on contributions, Section 415(h) of the Code shall apply.

      (2) "AGGREGATION GROUP" shall mean the group composed of each qualified retirement plan of the Employer or an Affiliate in which a Key Employee is a member and each other qualified retirement plan of the Employer or an Affiliate which enables a plan of the Employer or an Affiliate in which a Key Employee is a member to satisfy Sections 401(a)(4) or 410 of the Code. In addition, the Board may choose to treat any other qualified retirement plan as a member of the Aggregation Group if such Aggregation Group will continue to satisfy Sections 401(a)(4) and 410 of the Code with such plan being taken into account.

      (3) "KEY EMPLOYEE" shall mean a "Key Employee" as defined in Sections 416(i)(1) and (5) of the Code and the IRS Regulations. For purposes of Section 416 of the Code and for purposes of determining who is a Key Employee, an Employer which is not a corporation may have "officers" only for Plan Years beginning after December 31, 1985. For purposes of determining who is a Key Employee pursuant to this Subparagraph (3), compensation shall have the meaning prescribed in
            Section 414(s) of the Code, or to the extent required by the Code or the IRS Regulations, Section 1.415-2(d) of the IRS Regulations.

      (4)   "NON-KEY EMPLOYEE" shall mean a "Non-Key Employee" as defined in
            Section 416(i)(2) of the Code and the IRS Regulations thereunder.

      (5) "TOP HEAVY PLAN" shall mean a "Top Heavy Plan" as defined in Section 416(g) of the Code and the IRS Regulations thereunder.

      (6) "DETERMINATION DATE" shall mean the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.

      (7) "TOP HEAVY RATIO" - is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the applicable Determination Date (including any part of any account balance distributed in the five year period ending on the Determination
            Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five year period ending on the Determination Date), both computed in accordance with Section 416 of the Code and the IRS Regulations thereunder.

(B) Subject to the provisions of Paragraph (D) below, for each Plan Year that the Plan is a Top Heavy Plan, the Employer's contribution allocable to each Employee (other than a Key Employee) who has satisfied the eligibility requirement(s) of Article II, Section 2, and who is in service at the end of the Plan Year shall not be less than the lesser of (i) 3% of such eligible Employee's compensation (as defined in Section 414(s) of the Code or to the extent required by the Code or the IRS Regulations, Section 1.415-2(d) of the Regulations), provided that for any Plan Year beginning on or after January 1, 1994 no more than $150,000 (adjusted for cost of living to the extent permitted by the Code and the IRS Regulations) shall be taken into account), or (ii) the percentage at which Employer contributions for such Plan Year are made and allocated on behalf of the Key Employee for whom such percentage is the highest. For the purpose of determining the appropriate percentage under clause (ii), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. Clause (ii) shall not apply if the Plan is required to be included in an Aggregation Group which enables a defined benefit plan also required to be included in said Aggregation Group to satisfy Sections 401(a)(4) or 410 of the Code. Contributions attributable to salary reduction that are made to a Key Employee's 401(k) Account shall be taken into account in determining the minimum required contribution under this Subsection (B).

(C) If the Plan is a Top Heavy Plan for any Plan Year, and (i) the Employer has elected a vesting schedule under Article VI for an employer contribution type which does not satisfy the minimum Top Heavy vesting requirements or (ii) if the Employer has not elected a vesting schedule for an employer contribution type, the vested interest of each Member, who is credited with at least one Hour of Employment on or after the Plan becomes a Top Heavy Plan, for each employer contribution type in his Account described in clause (i) or (ii) above, shall not be less than the percentage determined in accordance with the following schedule:

     Completed          Vested
Years of Employment   Percentage
-------------------  ------------
Less than 2                0%
2 but less than 3         20%
3 but less than 4         40%
4 but less than 5         60%
5 but less that 6         80%
6 or more                100%

      Notwithstanding the schedule provided above, if the Plan is a Top Heavy Plan, for any Plan Year and if an Employer has elected a cliff vesting schedule for an employer contribution type described in clause (i) or (ii) above, the vested interest of each Member, who is credited with at least one Hour of Employment on or after the Plan becomes a Top Heavy Plan, for such employer contribution type in his Account, shall not be less than the percentage determined in accordance with the following schedule:

     Completed          Vested
Years of Employment   Percentage
-------------------  -----------
    Less than 3           0%
    3 or more           100%

(D) The Board shall, to the maximum extent permitted by the Code and in accordance with the IRS Regulations, apply the provisions of this Section 2 by taking into account the benefits payable and the contributions made under the Financial Institutions Retirement Fund or any other qualified plan maintained by an Employer, to prevent inappropriate omissions or required duplication of minimum contributions.

(E) Effective for Plan Years beginning after December 31, 2001, for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years, the following provisions shall apply:

      (1) "Key Employee" shall mean any Employee or former Employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with
      Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

      (2) The present value of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated Plan which, had it not been terminated, would have been aggregated with the Plan under
      Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

      The accrued benefits accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

      (3) Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the plan. The preceding sentence shall apply with respect to matching contributions under the Plan, or any other plan maintained by the Employer, to the maximum extent permitted by the Code and in accordance with the IRS Regulations. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

      The Employer may elect to provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met).

      (4) For purposes of determining minimum contributions under this Section 2, no more than $200,000 (adjusted for cost of living to the extent permitted by the Code and Regulations) shall be taken into account.

SECTION 3. INFORMATION AND COMMUNICATIONS.

Each Employer, Member, Spouse and Beneficiary shall be required to furnish the Board with such information and data as may be considered necessary by the Board. All notices, instructions and other communications with respect to the Plan shall be in such form as is prescribed from time to time by the Board, shall be mailed by first class mail or delivered personally, and shall be deemed to have been duly given and delivered only upon actual receipt thereof by the Board. All information and data submitted by an Employer or a Member, including a Member's birth date, marital status, salary and circumstances of his employment and termination thereof, may be accepted and relied upon by the Board. All communications from the Board or the Trustee to an Employer, Member, Spouse or Beneficiary shall be deemed to have been duly given if mailed by first class mail to the address of such person as last shown on the records of the Plan.

SECTION 4. SMALL ACCOUNT BALANCES.

Notwithstanding the foregoing provisions of the Plan, and except as provided in
Article III, Section 6(B)(6), if the value of all of a Member's Account under the Plan (including a Profit Sharing Account and a Rollover Account, if any), when aggregated is equal to or exceeds $500, then no Account will be distributed without the consent of the Member prior to age 65 (at the earliest).

SECTION 5. AMOUNTS PAYABLE TO INCOMPETENTS, MINORS OR ESTATES.

If the Board shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due him or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may be paid to his Spouse, relative or any other person deemed by the Board to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Trust Fund therefor.

SECTION 6. NON-ALIENATION OF AMOUNTS PAYABLE.

Except insofar as may otherwise be required by applicable law, or Article VIII, or pursuant to the terms of a Qualified Domestic Relations Order, no amount payable under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate shall be void; nor shall the Trust Fund in any manner be liable for or subject to the debts or liabilities of any person entitled to any such amount payable; and further, if for any reason any amount payable under the Plan would not devolve upon such person entitled thereto, then the Board, in its discretion, may terminate his interest and hold or apply such amount for the benefit of such person or his dependents as it may deem proper. For the purposes of the Plan, a "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which has been determined by the Board in accordance with procedures established under the Plan, to constitute a Qualified Domestic Relations Order within the meaning of Section 414(p)(1) of the Code. No amounts may be withdrawn under Article VII and Article III, Section 8, and no loans granted under Article VIII, if the Thrift Plan Office has received a document which may be determined following its receipt to be a Qualified Domestic Relations Order prior to completion of review of such order by the Office within the time period prescribed for such review by the IRS Regulations.

SECTION 7. UNCLAIMED AMOUNTS PAYABLE.

If the Board cannot ascertain the whereabouts of any person to whom an amount is payable under the Plan, and if, after 5 years from the date such payment is due, a notice of such payment due is mailed to the address of such person, as last shown on the records of the Plan, and within 3 months after such mailing such person has not filed with the Board written claim therefor, the Board may direct in accordance with ERISA that the payment (including the amount allocable to the Member's contributions) be cancelled, and used in abatement of the Plan's administrative expenses, provided that appropriate provision is made for recrediting the payment if such person subsequently makes a claim therefor.

SECTION 8. LEAVES OF ABSENCE.

(A) Contribution allocations and vesting service continue to the extent provided in Paragraphs (B)(1), (2), (3) or (4), below, during any approved Leave of Absence, provided that the Employer notifies the Plan of its intention to grant to a specific Employee or Member, pursuant to the Employer's policy which is uniformly applicable to all its Employees under similar circumstances, one of the Leaves of Absence described in Paragraph
      (B) below, and agrees to notify the Plan at the conclusion of such leave.

(B)   For purposes of the Plan there are only four types of approved Leaves of
      Absence:

      (1) Non-military leave granted to a Member for a period not in excess of one year during which service is recognized for vesting purposes and the Member is entitled to share in any supplemental contributions under Article III, Section 3 or forfeitures under Article VI,
            Section 2, if any, on a pro-rata basis, determined by the Salary earned during the Plan Year or Contribution Determination Period; or

      (2) Non-military leave or layoff granted to a Member for a period not in excess of one year during which service is recognized for vesting purposes, but the Member is not entitled to share in any contributions or forfeitures as defined under (1) above, if any, during the period of the leave; or

      (3) To the extent not otherwise required by applicable law, military or other governmental service leave granted to a Member from which he returns directly to the service of the Employer. Under this leave, a Member may not share in any contributions or forfeitures as defined under (1) above, if any, during the period of the leave, but vesting service will continue to accrue; or

      (4) To the extent not otherwise required by applicable law, a military leave granted at the option of the Employer to a Member who is subject to military service pursuant to an involuntary call-up in the Reserves of the U.S. Armed Services from which he returns to the service of the Employer within 90 days of his discharge from such military service. Under this leave, a Member is entitled to share in any contributions or forfeitures as defined under (1) above, if any, and vesting service will continue to accrue. Notwithstanding any provision of the Plan to the contrary, if a Member has one or more loans outstanding at the time of this leave, repayments on such loan(s) may be suspended, if the Member so elects, until such time as the Member returns to the service of the Employer or the end of the leave, if earlier.

            The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code and the IRS Regulations thereunder.

(C) Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contribution allocations and vesting service with respect to qualified military service will be provided in accordance with
      Section 414(u) of the Code. Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code during such period of qualified military service.

SECTION 9. RETURN OF CONTRIBUTIONS TO EMPLOYER.

(A) In the case of a contribution that is made by an Employer by reason of a mistake of fact, such Employer may request the return to it of such contribution within one year after the payment of the contribution, provided such refund is made within one year after the payment of the contribution.

(B) In the case of a contribution made by an Employer or a contribution otherwise deemed to be an Employer contribution under the Code, such contribution shall be conditioned upon the deductibility of the contribution by the Employer under Section 404 of the Code. To the extent the deduction for such contribution is disallowed, in accordance with IRS Regulations, the Employer may request the return to it of such contribution within one year after the disallowance of the deduction.

SECTION 10. CONTROLLING LAW.

The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New York (without regard to the principles of the conflicts of laws thereof) and ERISA.

                ARTICLE XI TERMINATION OF EMPLOYER PARTICIPATION

SECTION 1. TERMINATION BY EMPLOYER.

Any Employer may terminate its participation in the Plan by giving the Board written notice specifying a termination date which shall be a Valuation Date at least 60 days subsequent to the date such notice is received by the Board.

SECTION 2. TERMINATION BY BOARD.

The Board may terminate any Employer's participation, as of a termination date specified by the Board, if the Board determines that the Employer has failed to make proper contributions or to comply with any other provision of the Plan or any applicable rulings or Regulations under the Code, within 15 days after notice and demand by the Board. Except as provided under Article III, Section 3, upon complete discontinuance of an Employer's contributions, its participation shall automatically terminate, and its termination date shall be a Valuation Date specified by the Board which is within 3 months subsequent to the last day through which the Employer's contributions to the Trust Fund were paid.

SECTION 3. TERMINATION DISTRIBUTION.

If an Employer's participation is terminated, the Board shall promptly notify the IRS and such other appropriate governmental authority as applicable law may require. Neither the Employer not its Employees shall make any further contributions under the Plan after the termination date, except that the Employer shall remit to the Board an amount equal to the product of (i) $60 multiplied by (ii) the number of the Employer's Members and Employees with a balance in their Accounts as of the termination date, to defray the cost of implementing its termination, or such other amount as determined by the Board. Except as Article III, Section 4 may provide, each Employee may thereafter withdraw the current value of his Accounts in accordance with Article VII. Subject to the provisions of Article XII, Paragraph (D), an Employer whose participation has been terminated pursuant to this Article may transfer assets under its prior Plan to a qualified successor plan, provided such plan satisfies the requirements contained in Article VII, Section 3 and the transfer is otherwise in accordance with the procedures of such Section.

Upon the termination of participation under the Plan of an Employee's or Member's Employer, any rights of the Employee or Member to make contributions, rollovers or transfers to the Plan shall cease.

           ARTICLE XII AMENDMENT OR TERMINATION OF THE PLAN AND TRUST

(A) The Board shall have the right to amend or terminate the Plan or Trust Agreement at any time in whole or in part, for any reason, and without the consent of any Employer, Member or Beneficiary, and each Employer by its adoption of the Plan and Trust shall be deemed to have delegated this authority to the Board. No amendment, however, shall impair such rights of payment as the Member or his Beneficiary would have had, if such amendment had not been made, with respect to contributions made by him or on his behalf prior to such amendment, except to the extent that such amendment is, in the opinion of the Board, necessary or desirable to qualify or maintain the Plan and the Trust as a plan and trust meeting the requirements of Sections 401 (a) and 501 (a) of the Code as now in effect or hereafter amended, or any other applicable section of the Code now or hereafter in force from time to time; and no amendment shall make it possible for any part of the Trust Fund (other than such part as may be necessary to pay the expenses and charges referred to in Article IX) to be used for purposes other than for the exclusive benefit of Members or their Beneficiaries.

(B) In the event of termination of the Plan by the Board or upon a complete discontinuance of contributions under the Plan, the Units credited to each Member's Account as of the date of such termination or complete discontinuance of contributions shall be fully vested in the Member, and the Trustee shall upon direction of the Board liquidate the assets of the Trust Fund with such promptness as the Trustee deems prudent. When such liquidation has been completed and after provision for all expenses and charges referred to in Article IX, and proportionate adjustment of all Plan Accounts to reflect such expenses, the Trustee shall pay to each person who was a Member on such termination date (or in the event of his death on or after such date, to his Spouse or Beneficiary) a lump sum equal to the amount, if any, then credited to his Account after such liquidation and provision for expenses and charges.

(C) Notwithstanding any termination of the Plan by the Board, the Board shall remain in existence and all the provisions of the Plan shall remain in force which are necessary for the execution of the Plan and the distribution of the Trust Fund assets in accordance with this Article.

(D) No assets of the Plan shall in any event be merged, consolidated with, or transferred to any other plan unless each Member affected thereby would, if such plan then terminated immediately after such event, receive thereunder a benefit which is equal to or greater than the benefit to which he would have been entitled if the Plan had terminated immediately before such event.

(E) In the event that any governmental authority or the Board determines that a partial termination (within the meaning of ERISA) of the Plan has occurred as to any Employer, then the Account of each Member who is affected thereby shall be fully vested in such Member and the provisions of Article XI and this Article XII, which in the opinion of the Board are necessary for the execution of the Plan and the allocation and distribution of assets of the Plan, shall apply.

                        TRUSTS ESTABLISHED UNDER THE PLAN

      Assets of the Plan are held in trust under Trust Agreements with The Bank of New York, pursuant to Article IX, Section 2 of the Plan. Any Employer or Member may obtain a copy of these Trust Agreements from the office of the Plan.